As filed with the Securities and Exchange Commission on October 9, 1997
                                                      Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                ------------
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                                ------------
      HSB GROUP, INC.                              HSB CAPITAL I
(EXACT NAME OF REGISTRANT                     (EXACT NAME OF REGISTRANT
AS SPECIFIED IN ITS CHARTER)             AS SPECIFIED IN ITS TRUST AGREEMENT)
      CONNECTICUT                                    DELAWARE
(STATE OR OTHER JURISDICTION                (STATE OR OTHER JURISDICTION
OF INCORPORATION OR ORGANIZATION)        OF INCORPORATION OR ORGANIZATION)
--------------------------------         ----------------------------------
          6719                                         6159
(PRIMARY STANDARD INDUSTRIAL              (PRIMARY STANDARD INDUSTRIAL
 CLASSIFICATION CODE NUMBER)               CLASSIFICATION CODE NUMBER)
        06-1475343                                06-6452634
 (I.R.S. EMPLOYER IDENTIFICATION           (I.R.S. EMPLOYER IDENTIFICATION
         NUMBER)                                     NUMBER)

                              ONE STATE STREET
                               P.O. BOX 5024
                      HARTFORD, CONNECTICUT 06102-5024
                               (860) 722-1866
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                                ------------
                               R. KEVIN PRICE
                              HSB GROUP, INC.
                               P.O. BOX 5024
                           HARTFORD, CONNECTICUT
                                 06102-5024
                               (860) 722-1866
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                        CODE, OF AGENTS FOR SERVICE)
                                ------------
                                  COPY TO:
                           STACY J. KANTER, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                              919 THIRD AVENUE
                          NEW YORK, NEW YORK 10022
                                ------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE. IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. ( )

                               ------------
                      CALCULATION OF REGISTRATION FEE


                                       PROPOSED      PROPOSED
 TITLE OF EACH                         MAXIMUM       MAXIMUM        AMOUNT
 CLASS OF                  AMOUNT      OFFERING     AGGREGATE         OF
 SECURITIES TO             TO BE      PRICE PER     OFFERING     REGISTRATION
 TO BE REGISTERED        REGISTERED    UNIT (1)     PRICE (1)        FEE

EXCHANGE CAPITAL
SECURITIES OF HSB
CAPITAL I . . .        $110,000,000      100%      $110,000,000   $33,333

EXCHANGE JUNIOR
SUBORDINATED
DEFERRABLE INTEREST
DEBENTURES, SERIES
B OF HSB GROUP,
INC.(2) . . . . .

HSB GROUP, INC.
EXCHANGE GUARANTEE
WITH RESPECT TO
EXCHANGE CAPITAL
SECURITIES(3) . . .

TOTAL  . . . . . .     $110,000,000      100%     $110,000,000   $33,333

   (1)  Estimated solely for the purpose of computing the registration fee.

   (2) No separate consideration will be received for the Exchange Junior Subordinated Deferrable Interest Debentures of HSB Group, INC. (the "Exchange Junior Subordinated Debentures") distributed upon any liquidation of HSB Capital I.

   (3) NO separate consideration will be received for the HSB Group, Inc. Exchange Guarantee.

   (4) This Registration Statement is deemed to cover rights of holders of Exchange Junior Subordinated Debentures under the Indenture, the rights of holders of Exchange Capital Securities of HSB Capital I under an Amended and Restated Trust Agreement, the rights of holders of such Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.

   (5) Such amount represents the liquidation amount of HSB Capital I Exchange Capital Securities to be exchanged hereunder and the principal amount of Exchange Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of HSB Capital I.

                              ------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                              HSB CAPITAL I

                          OFFER TO EXCHANGE ITS
            GLOBAL FLOATING RATE CAPITAL SECURITIES, SERIES B
        (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
       WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                   FOR ANY AND ALL OF ITS OUTSTANDING
            GLOBAL FLOATING RATE CAPITAL SECURITIES, SERIES A
        (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)
      FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED
                               HEREIN, BY

                             HSB GROUP, INC.

                                --------

   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
     NEW YORK CITY TIME, ON         , 1997, UNLESS EXTENDED

                                --------

        HSB Capital I, a trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $110,000,000 aggregate Liquidation Amount of its Global Floating Rate Capital Securities, Series B (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding Global Floating Rate Capital Securities, Series A (the "Original Capital Securities"), of which $110,000,000 aggregate Liquidation Amount are issued and outstanding.
     Pursuant to the Exchange Offer, HSB Group, Inc., a Connecticut corporation (the "Company" or "HSB"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Issuer Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) $110,000,000 aggregate principal amount of its Global Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A due July 15, 2027 (the "Original Junior Subordinated Debentures") for a like aggregate principal amount of its Global Floating Rate Junior Subordinated Deferrable Interest Debentures, Series B due July 15, 2027 (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

        The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities initially sold to institutional accredited investors will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and
     (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Issuer Trust under the Registration Rights Agreement dated as of July 10, 1997 (the "Registration Rights Agreement") among the Company, the Issuer Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Original Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.
                                                  (continued on the
                                                  following page)

        This Prospectus and the Letter of Transmittal are first being
     mailed to all holders of Original Capital Securities on         ,
     1997.

        SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN
     INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING
     WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE
     OFFER.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
              COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is October    , 1997.


          The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Issuer Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The First National Bank of Chicago is the Property Trustee (the "Property Trustee") of the Issuer Trust. The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on July 15, 2027 (the "Stated Maturity"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

          As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, dated as of July 15, 1997, as amended and supplemented from time to time, between the Company and The First National Bank of Chicago, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust among the Company, as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., an affiliate of the Property Trustee, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities between the Company and The First National Bank of Chicago, as trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities between the Company and The First National Bank of Chicago, as trustee. In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

          Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable quarterly in arrears on January 15, April 15, July 15, and October 15, of each year, commencing October 15, 1997, at a variable annual rate equal to LIBOR (as defined herein) plus .91% on the Liquidation Amount (as defined herein) of $1,000 per Capital Security ("Distributions"). The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at a variable annual rate equal to LIBOR plus .91%, compounded quarterly from the relevant payment date for interest and holders of Capital Securities will be required to recognize interest income for United States federal income tax purposes. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and original Issue Discount."

          The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of Exchange Securities--Description of Exchange Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on the Capital
     Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Exchange Securities--Description of Junior Exchange Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Guarantee and the Junior Subordinated
     Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination") of the Company. In addition, because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary including its insurance subsidiaries, upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures (and therefore the Capital Securities) will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries under generally accepted accounting principals ("GAAP"), and holders thereof should look only to the assets of the Company for payments on the Junior Subordinated Debentures. See "Risk Factors--Holding Company Structure; Structural Subordination; Dividend Restrictions."

          The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or their earlier redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after July 15, 2007, in whole at any time or in part from time to time, or (ii) in whole (but not in part) prior to July 15, 2007 and within 90 days following the occurrence of a Tax Event at a redemption price set forth herein plus the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Redemption."

          The Company, as the holder of the outstanding Common Securities, has the right at any time to terminate the Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust, subject to the Property Trustee having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation Distribution Upon Termination."

          In the event of the termination of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions. See "Description of Exchange Securities--Exchange Capital Securities--Liquidation Distribution Upon Termination".

          The Issuer Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Issuer Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Issuer Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Issuer Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Issuer Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and
     (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

          Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Issuer Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Issuer Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Issuer Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Issuer Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivery of a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer Trust and the Company have agreed that, ending on the close of business on the 180th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Issuer Trust, or cause the Company or the Issuer Trust to be notified, on or prior to the Expiration Date, that is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer-Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Issuer Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

          In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company or the Issuer Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Issuer Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Issuer Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Issuer Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

          Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although Goldman Sachs & Co. and Conning & Co., the initial purchasers of the Original Capital Securities (the "Initial Purchasers"), have informed the Company and the Issuer Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Issuer Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the NASD Automated Quotation System.

          Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Issuer Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

          THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

          Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ______, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Issuer Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Issuer Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $1,000 (one Capital Security). The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after October 15, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on January 15, 1998 will be entitled to receive Distributions accumulated from and after October 15, 1997. See "The Exchange Offer--Distributions on Exchange Capital Securities."

          Neither the Company nor the Issuer Trust will receive any cash proceeds from the issuance of the Exchange Capital
     Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                                ------------


                           AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which exchange certain securities of the Company are listed.

          No separate financial statements of the Issuer Trust have been included herein. The Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "HSB Capital I," "Description of Exchange Securities." In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

          This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Issuer Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Issuer Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference (File No. 0-13300):

          (i) The Annual Report of Hartford Steam Boiler on Form 10-K/A for the year ended December 31, 1996;

          (ii) The Quarterly Report of Hartford Steam Boiler on Form 10-Q for the Quarter ended March 31, 1997;

          (iii) The Quarterly Report of the Company on Form 10-Q for the Quarter ended June 30, 1997; and

          (iv) The Company's Current Report on Form 8-K filed on July 10, 1997 and July 28, 1997.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Capital Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to R. Kevin Price, Corporate Secretary, HSB Group, Inc. One State Street, P.O. Box 5024, Hartford, Connecticut, 06102-5024.




                             PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                              HSB GROUP, INC.

          HSB Group, Inc. ("the Company" and together with its subsidiaries "HSB Group") is a newly formed holding company which owns directly or indirectly, a number of insurance and engineering service subsidiaries which specialize in insuring against losses from accidents to boilers, pressure vessels and mechanical and electrical machinery and equipment, and in providing related engineering services. HSB Group's operations are divided into three industry segments insurance, engineering services and investments.

          The most significant subsidiary of the Company is The Hartford Steam Boiler Inspection and Insurance Company ("Hartford Steam Boiler"), an insurance company chartered under the laws of the State of Connecticut in 1866. Hartford Steam Boiler is the largest writer of equipment breakdown insurance in North America and is establishing a presence in the engineering insurance market outside of North America. In 1996, earned premiums for HSB Group's insurance products were $448.6 million, approximately
     81.7 percent of the revenues of HSB Group.

          The Company's principal executive offices are located at One State Street, Hartford, Connecticut 06102. The Company's telephone number is (860) 722-1866.

                               HSB CAPITAL I

          The Issuer Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as Depositor, First Chicago, as Property Trustee and First Chicago Delaware Inc., as Delaware Trustee ("First Chicago (Delaware)"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The Issuer Trust's business and affairs are conducted by its trustees: First Chicago, as Property Trustee, and First Chicago (Delaware) as Delaware Trustee. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures and the related Expense Agreement will be the sole sources of revenue of the Issuer Trust.


                             THE EXCHANGE OFFER

     The Exchange Offer  .     Up to $110,000,000 aggregate
                               Liquidation Amount of Exchange Capital
                               Securities are being offered in
                               exchange for a like aggregate
                               Liquidation Amount of Original Capital
                               Securities.  Original Capital
                               Securities may be tendered for
                               exchange in whole or in part having
                               Liquidation Amount of $1,000 (one
                               Capital Security).  The Company and
                               the Issuer Trust are making the
                               Exchange Offer in order to satisfy
                               their obligations under the
                               Registration Rights Agreement relating
                               to the Original Capital Securities.
                               For a description of the procedures
                               for tendering Original Capital
                               Securities, see "The Exchange
                               Offer--Procedures for Tendering
                               Original Capital Securities."

     Expiration Date . . .     5:00 p.m., New York City time, on
                               ______, 1997, unless the Exchange
                               Offer is extended by the Company or
                               the Issuer Trust (in which case the
                               Expiration Date will be the latest
                               date and time to which the Exchange
                               Offer is extended).  See "The Exchange
                               Offer--Terms of the Exchange Offer" and
                               "The Exchange Offer--Conditions to the
                               Exchange Offer."

     Conditions to the
     Exchange Offer . . .      The Exchange Offer is subject to certain
                               conditions, which may be waived by the
                               Company and the Issuer Trust in their
                               sole discretion. The Exchange Offer is
                               not conditioned upon any minimum
                               Liquidation Amount of Original Capital
                               Securities being tendered. See "The
                               Exchange Offer--Conditions to the Exchange
                               Offer."

     Offer . . . . . . . .     The Company and the Issuer Trust
                               reserve the right in their sole and
                               absolute discretion, subject to
                               applicable law, at any time and from
                               time to time, (i) to delay the
                               acceptance of the Original Capital
                               Securities for exchange, (ii) to
                               terminate the Exchange Offer if
                               certain specified conditions have not
                               been satisfied, (iii) to extend the
                               Expiration Date of the Exchange Offer
                               and retain all Original Capital
                               Securities tendered pursuant to the
                               Exchange Offer, subject, however, to
                               the right of holders of Original
                               Capital Securities to withdraw their
                               tendered Original Capital Securities,
                               or (iv) to waive any condition or
                               otherwise amend the terms of the
                               Exchange Offer in any respect.  See
                               "The Exchange Offer--Terms of the
                               Exchange Offer."

     Withdrawal Rights . .     Tenders of Original Capital Securities
                               may be withdrawn at any time on or
                               prior to the Expiration Date by
                               delivering a written notice of such
                               withdrawal to the Exchange Agent in
                               conformity with certain procedures set
                               forth below under "The Exchange Offer--
                               Withdrawal Rights."

     Procedures for Tendering
       Original Capital
       Securities . . . . .    Brokers, dealers, commercial banks,
                               trust companies and other nominees who
                               hold Original Capital Securities
                               through The Depository Trust Company
                               ("DTC") may effect tenders by
                               book-entry transfer in accordance with
                               DTC's Automated Tender Offer Program
                               ("ATOP").  Holders of such Original
                               Capital Securities registered in the
                               name of a broker, dealer, commercial
                               bank, trust company or other nominee
                               are urged to contact such person
                               promptly if they wish to tender
                               Original Capital Securities.  In order
                               for Original Capital Securities to be
                               tendered by a means other than by
                               book-entry transfer, a Letter of
                               Transmittal must be completed and
                               signed in accordance with the
                               instructions contained therein.  The
                               Letter of Transmittal and any other
                               documents required by the Letter of
                               Transmittal must be delivered to The
                               First National Bank of Chicago (the
                               "Exchange Agent") by mail, facsimile,
                               hand delivery or overnight courier and
                               either such Original Capital
                               Securities must be delivered to the
                               Exchange Agent or specified procedures
                               for guaranteed delivery must be
                               complied with.  See "The Exchange
                               Offer--Procedures for Tendering
                               Original Capital Securities."

                               Letters of Transmittal and
                               certificates representing Original
                               Capital Securities should not be sent
                               to the Company or the Issuer Trust.
                               Such documents should only be sent to
                               the Exchange Agent.

     Resales of Exchange
       Capital Securities .    The Company and the Issuer Trust are
                               making the Exchange Offer in reliance
                               on the position of the staff of the
                               Division of Corporation Finance of the
                               Commission as set forth in certain
                               interpretive letters addressed to
                               third parties in other transactions.
                               However, neither the Company nor the
                               Issuer Trust has sought its own
                               interpretive letter and there can be
                               no assurance that the staff of the
                               Division of Corporation Finance of the
                               Commission would make a similar
                               determination with respect to the
                               Exchange Offer as it has in such
                               interpretive letters to third parties.
                               Based on these interpretations by the
                               staff of the Division of Corporation
                               Finance of the Commission, and subject
                               to the two immediately following
                               sentences, the Company and the Issuer
                               Trust believe that Exchange Capital
                               Securities issued pursuant to this
                               Exchange Offer in exchange for
                               Original Capital Securities may be
                               offered for resale, resold and
                               otherwise transferred by a holder
                               thereof (other than a holder who is a
                               broker-dealer) without further
                               compliance with the registration and
                               prospectus delivery requirements of
                               the Securities Act, provided that such
                               Exchange Capital Securities are
                               acquired in the ordinary course of
                               such holder's business and that such
                               holder is not participating, and has
                               no arrangement or understanding with
                               any person to participate, in a
                               distribution (within the meaning of
                               the Securities Act) of such Exchange
                               Capital Securities.  However, any
                               holder of Original Capital Securities
                               who is an "affiliate" of the Company
                               or the Issuer Trust or who intends to
                               participate in the Exchange Offer for
                               the purpose of distributing the
                               Exchange Capital Securities, or any
                               broker-dealer who purchased the
                               Original Capital Securities from the
                               Issuer Trust to resell pursuant to
                               Rule 144A or any other available
                               exemption under the Securities Act,
                               (a) will not be able to rely on the
                               interpretations of the staff of the
                               Division of Corporation Finance of the
                               Commission set forth in the
                               above-mentioned interpretive letters,
                               (b) will not be permitted or entitled
                               to tender such Original Capital
                               Securities in the Exchange Offer and
                               (c) must comply with the registration
                               and prospectus delivery requirements
                               of the Securities Act in connection
                               with any sale or other transfer of
                               such Original Capital Securities
                               unless such sale is made pursuant to
                               an exemption from such requirements.
                               In addition, as described below, if
                               any broker-dealer holds Original
                               Capital Securities acquired for its
                               own account as a result of
                               market-making or other trading
                               activities and exchanges such Original
                               Capital Securities for Exchange
                               Capital Securities, then such
                               broker-dealer must deliver a
                               prospectus meeting the requirements of
                               the Securities Act in connection with
                               any resales of such Exchange Capital
                               Securities.

                               Each holder of Original Capital
                               Securities who wishes to exchange
                               Original Capital Securities for
                               Exchange Capital Securities in the
                               Exchange Offer will be required to
                               represent that (i) it is not an
                               "affiliate" of the Company or the
                               Issuer Trust, (ii) any Exchange
                               Capital Securities to be received by
                               it are being acquired in the ordinary
                               course of its business, (iii) it has
                               no arrangement or understanding with
                               any person to participate in a
                               distribution (within the meaning of
                               the Securities Act) of such Exchange
                               Capital Securities, and (iv) if such
                               holder is not a broker-dealer, such
                               holder is not engaged in, and does not
                               intend to engage in, a distribution
                               (within the meaning of the Securities
                               Act) of such Exchange Capital
                               Securities.  Each broker-dealer that
                               receives Exchange Capital Securities
                               for its own account in exchange for
                               Original Capital Securities, where
                               such Original Capital Securities were
                               acquired by such broker-dealer as a
                               result of market-making activities or
                               other trading activities, must
                               acknowledge that it will deliver a
                               prospectus in connection with any
                               resale of such Exchange Capital
                               Securities.  See "Plan of
                               Distribution."  The Letter of
                               Transmittal states that, by so
                               acknowledging and by delivering a
                               prospectus, a broker-dealer will not
                               be deemed to admit that it is an
                               "underwriter" within the meaning of
                               the Securities Act.  Based on the
                               position taken by the staff of the
                               Division of Corporation Finance of the
                               Commission in the interpretive letters
                               referred to above, the Company and the
                               Issuer Trust believe that
                               Participating Broker-Dealers who
                               acquired Original Capital Securities
                               for their own accounts as a result of
                               market-making activities or other
                               trading activities may fulfill their
                               prospectus delivery requirements with
                               respect to the Exchange Capital
                               Securities received upon exchange of
                               such Original Capital Securities
                               (other than Original Capital
                               Securities which represent an unsold
                               allotment from the initial sale of the
                               Original Capital Securities) with a
                               prospectus meeting the requirements of
                               the Securities Act, which may be the
                               prospectus prepared for an exchange
                               offer so long as it contains a
                               description of the plan of
                               distribution with respect to the
                               resale of such Exchange Capital
                               Securities.  Accordingly, this
                               Prospectus, as it may be amended or
                               supplemented from time to time, may be
                               used by a Participating Broker-Dealer
                               in connection with resales of Exchange
                               Capital Securities received in
                               exchange for Original Capital
                               Securities where such Original Capital
                               Securities were acquired by such
                               Participating Broker-Dealer for its
                               own account as a result of
                               market-making or other trading
                               activities.  Subject to certain
                               provisions set forth in the
                               Registration Rights Agreement and to
                               the limitations described below under
                               "The Exchange Offer--Resales of
                               Exchange Capital Securities," the
                               Company and the Issuer Trust have
                               agreed that this Prospectus, as it may
                               be amended or supplemented from time
                               to time, may be used by a
                               Participating Broker-Dealer in
                               connection with resales of such
                               Exchange Capital Securities for a
                               period ending 180 days after the
                               Expiration Date (subject to extension
                               under certain limited circumstances)
                               or, if earlier, when all such Exchange
                               Capital Securities have been disposed
                               of by such Participating
                               Broker-Dealer.  See "Plan of
                               Distribution." Any Participating
                               Broker-Dealer who is an "affiliate" of
                               the Company or the Issuer Trust may
                               not rely on such interpretive letters
                               and must comply with the registration
                               and prospectus delivery requirements
                               of the Securities Act in connection
                               with any resale transaction.  See "The
                               Exchange Offer--Resales of Exchange
                               Capital Securities."

     Exchange Agent  . . .     The exchange agent with respect to the
                               Exchange Offer is The First National
                               Bank of Chicago (the "Exchange
                               Agent").  The addresses, and telephone
                               and facsimile numbers, of the Exchange
                               Agent are set forth in "The Exchange
                               Offer--Exchange Agent" and in the
                               Letter of Transmittal.

     Use of Proceeds . . .     Neither the Company nor the Issuer
                               Trust will receive any cash proceeds
                               from the issuance of the Exchange
                               Capital Securities offered hereby.
                               See "Use of Proceeds."

     Certain United States
       Federal Income Tax
       Consequences; ERISA
       Considerations  . .     The exchange of Original Capital
                               Securities for Exchange Capital
                               Securities and Original Junior
                               Subordinated Debentures for Exchange
                               Junior Subordinated Debentures
                               pursuant to the Exchange Offer should
                               have no federal income tax
                               consequences to holders. Holders of
                               Original Capital Securities should
                               review the information set forth under
                               "Certain Federal Income Tax
                               Consequences" and "Certain ERISA
                               Considerations" prior to tendering
                               Original Capital Securities in the
                               Exchange Offer.

                     THE EXCHANGE CAPITAL SECURITIES

     Securities Offered  .     Up to $110,000,000 aggregate
                               Liquidation Amount of the Issuer
                               Trust's Exchange Capital Securities
                               which have been registered under the
                               Securities Act (Liquidation Amount
                               $1,000 per Exchange Capital Security).
                               The Exchange Capital Securities will
                               be issued and the Original Capital
                               Securities were issued under the Trust
                               Agreement.  The Exchange Capital
                               Securities and any Original Capital
                               Securities which remain outstanding
                               after consummation of the Exchange
                               Offer will vote together as a single
                               class for purposes of determining
                               whether holders of the requisite
                               percentage in outstanding Liquidation
                               Amount thereof have taken certain
                               actions or exercised certain rights
                               under the Declaration.  See
                               "Description of Exchange Securities--
                               Description of Exchange Capital
                               Securities--Voting Rights; Amendment of
                               the Declaration."  The terms of the
                               Exchange Capital Securities are
                               identical in all material respects to
                               the terms of the Original Capital
                               Securities, except that the Exchange
                               Capital Securities have been
                               registered under the Securities Act
                               and will not be subject to certain
                               restrictions on transfer applicable to
                               the Original Capital Securities and
                               will not provide for any increase in
                               the Distribution rate thereon.  See
                               "The Exchange Offer--Purpose of the
                               Exchange Offer," "Description of
                               Exchange Securities" and "Description
                               of Original Securities."

     Distribution Dates  .     January 15, April 15, July 15 and
                               October 15 of each year, commencing
                               October 15, 1997.

     Stated Maturity . . .     July 15, 2027.

     Extension Periods . .     Distributions on Exchange Capital
                               Securities will be deferred for the
                               duration of any Extension Period
                               elected by the Company with respect to
                               the payment of interest on the
                               Exchange Junior Subordinated
                               Debentures.  No Extension Period will
                               exceed 20 consecutive quarterly
                               periods or extend beyond the Stated
                               Maturity Date.  See "Description of
                               Exchange Securities--Description of
                               Exchange Junior Subordinated
                               Debentures--Option to Extend Interest
                               Payment Date" and "Certain Federal
                               Income Tax Consequences--Interest
                               Income and Original Issue Discount."

     Ranking . . . . . . .     The Capital Securities will rank
                               pari passu, and payments thereon
                               will be made pro rata, with the
                               Original Capital Securities and the
                               Common Securities except as described
                               under "Description of Exchange
                               Securities--Description of Exchange
                               Capital Securities--Subordination of
                               Common Securities." The Exchange
                               Junior Subordinated Debentures will
                               rank pari passu with the Original
                               Junior Subordinated Debentures and all
                               other junior subordinated debentures
                               to be issued by the Company ("Other
                               Debentures"), which will be issued and
                               sold (if at all) to other trusts to be
                               established by the Company (if any),
                               in each case similar to the Issuer
                               Trust ("Other Trusts"), and will be
                               unsecured and subordinate and junior
                               in right of payment to all Senior
                               Indebtedness to the extent and in the
                               manner set forth in the Indenture.
                               See "Description of Exchange
                               Securities--Description of Exchange
                               Junior Subordinated Debentures."  The
                               Exchange Guarantee will rank pari
                               passu with the Original Guarantee and
                               all other guarantees (if any) to be
                               issued by the Company with respect to
                               capital or preferred securities (if
                               any) issued by Other Trusts ("Other
                               Guarantees") and will constitute an
                               unsecured obligation of the Company
                               and will rank subordinate and junior
                               in right of payment to all Senior
                               Indebtedness to the extent and in the
                               manner set forth in the Guarantee
                               Agreement.  See "Description of
                               Exchange Securities--Description of
                               Exchange Guarantee."

     Redemption  . . . . .     The Trust Securities are subject to
                               mandatory redemption (i) at the Stated
                               Maturity upon repayment of the Junior
                               Subordinated Debentures, (ii) in whole
                               but not in part, prior to July 15,
                               2007, and contemporaneously with the
                               optional prepayment by the Company of
                               the Junior Subordinated Debentures
                               upon the occurrence and continuation
                               of a Tax Event and (iii) in whole or
                               in part, at any time on or after July
                               15, 2007 contemporaneously with the
                               optional prepayment by the Company of
                               the Junior Subordinated Debentures, in
                               each case at the applicable Redemption
                               Price.  See "Description of Exchange
                               Securities--Description of Exchange
                               Capital Securities--Redemption."

     Shorten Maturity  . .     Under certain circumstances upon the
                               occurrence of a Tax Event, the Company
                               has the right to shorten the maturity
                               of the Junior Subordinated Debentures.
                               See "Description of Capital
                               Securities--Conditional Right to
                               Shorten Maturity or Redeem upon a Tax
                               Event" and "Description of Junior
                               Subordinated Debentures--Conditional
                               Right to Shorten Maturity upon Tax
                               Event."

     Ratings . . . . . . .     The Capital Securities have been
                               assigned a rating of "A-" by
                               Standard & Poor's Ratings Services and
                               "A-" by Duff & Phelps Credit Rating
                               Co.

     Transfer Restrictions     The Exchange Capital Securities will
                               be issued, and may be transferred,
                               only in minimum denominations of not
                               less than $1,000.  See "Description of
                               Exchange Securities--Description of
                               Exchange Capital Securities--Restrictions on Transfer." Any such transfer of Exchange
                               Capital Securities in denominations of less than $1,000 shall be deemed to be void and of no legal effect whatsoever.

     ERISA Considerations      Prospective purchasers must carefully
                               consider the restrictions on purchase
                               set forth under "Notice to Investors"
                               and "Certain ERISA Considerations."

     Absence of Market for
       the Capital
       Securities  . . . .     The Exchange Capital Securities will
                               be a new issue of securities for which
                               there currently is no market.
                               Although the Initial Purchasers have
                               informed the Issuer Trust and the
                               Company that they each currently
                               intend to make a market in the Capital
                               Securities, the Initial Purchasers are
                               not obligated to do so, and any such
                               market making may be discontinued at
                               any time without notice.  Accordingly,
                               there can be no assurance as to the
                               development or liquidity of any market
                               for the Capital Securities.  The
                               Issuer Trust and the Company do not
                               intend to apply for listing of the
                               Capital Securities on any securities
                               exchange or for quotation through the
                               NASD Automated Quotation System.  See
                               "Plan of Distribution."


          As used herein (i) the "Junior Subordinated Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and First Chicago, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust among the Company, as Depositor, the Property Trustee, and First Chicago (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees").

                                RISK FACTORS

          Prospective investors in the Capital Securities should carefully review all of the information set forth in this Prospectus and, in particular, should consider the risk factors listed below. Prospective investors are also cautioned that, in addition to the historical information included herein with respect to the Company, this Prospectus includes certain forward-looking statements and information that are based on the Company's beliefs as well as on assumptions made by and information currently available to management of the Company. When used in this Prospectus, the words "expect," "anticipate," "intend," " plan," " believe," "estimate" and similar expressions are intended to identify such forward-looking statements. However, this Prospectus also contains other forward-looking statements. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including but not limited to the factors discussed below, which could cause the Company's future results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Many of such factors are beyond the Company's ability to control or predict. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

          The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. In addition, there are various legal limitations on the extent to which the Company's subsidiaries may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. Accordingly, the Junior Subordinated Debentures and Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures and the Guarantee should look only to the assets of the Company for payments on the Junior Subordinated Debentures and the Guarantee. See "HSB Group, Inc." None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amounts of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Exchange Securities--Description of Exchange Guarantee--Status of the Guarantee" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination."

          The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

     HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION; DIVIDEND
     RESTRICTIONS

          Effective June 24, 1997, the Company was organized as a holding company with all of its operations being conducted by subsidiaries. The Company, however, has, or in the future may have, continuing expenditures for administrative expenses, corporate services, the payment of principal and interest on borrowings, including the Junior Subordinated Debentures, and dividends on preferred stock. In addition, Hartford Steam Boiler, the Company's most significant subsidiary, has historically paid dividends on its common shares, and it is anticipated that the Company will likewise pay dividends on its common stock at a rate which equals or exceeds the rate paid by Hartford Steam Boiler prior to the holding company formation.

          The Company expects to rely primarily on dividends and tax payments from its subsidiaries for funds to meet its obligations. Payments of dividends by the insurance subsidiaries of the Company are subject to various laws and regulations which limit the amount of dividends that can be paid without prior approval from the applicable state department of insurance. Under the insurance holding company laws of Connecticut which apply to Hartford Steam Boiler, approval of the insurance commissioner is required for payment of a dividend which when added to the other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of policyholder surplus as of December 31 of the preceding year or (ii) net income for the twelve-month period ending on December 31 of the preceding year. The maximum dividend permitted by law is not necessarily indicative of an insurer's actual ability to pay dividends, which may be further affected by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer's ratings, competitive position, the amount of premiums that can be written and the ability to pay future dividends. Furthermore, each state department of insurance has broad discretion to limit the payment of dividends by insurance companies domiciled in that state. A prolonged material decline in insurance subsidiary profits or materially adverse insurance regulatory developments, however, could subject the Company to shortages of cash because of its inability to receive dividends from subsidiaries.

          In addition, except to the extent that the Company may itself be a creditor with recognized claims against its subsidiaries, claims of creditors of such subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including claims under the Junior Subordinated Debentures and the Guarantee, even though such subsidiary obligations do not constitute Senior Indebtedness. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including loss reserves, unearned premium reserves and guarantee obligations. GAAP basis liabilities of the subsidiaries, including loss reserves and unearned premium reserves aggregated $750.7 million at December 31, 1996. In addition, Hartford Steam Boiler has agreed to guarantee up to $16 million in respect of debt incurred by Radian International, LLC, a joint venture between Hartford Steam Boiler and The Dow Chemical Company ("Radian International"). As of June 30, 1997, the guarantee was applicable to $13.7 million of Radian International. Such guarantee will terminate upon the sale of the Company's interest in Radian International to The Dow Chemical Company which is expected to take place on or about January 1, 1997. See "HSB Group, Inc.--Strategy; Recent History."

          In addition, in the event of a default on the Company's debt or an insolvency, liquidation or other reorganization of the Company, creditors of the Company will have no right to proceed against the assets of the subsidiaries or to cause their liquidation under federal and state bankruptcy laws. If any of the Company's subsidiaries were to be liquidated, such liquidation would be conducted under the insurance laws of the domiciliary jurisdiction of such subsidiary by the insurance regulator as the receiver with respect to such subsidiary's property and business.

     REGULATION

          The Company's U.S. insurance subsidiaries are regulated under the insurance and insurance holding company laws of their state of domicile and other states in which they operate. These laws, in general, require approval of the applicable insurance regulators prior to certain actions by the insurance companies, such as the payment of dividends in excess of statutory limitations (as discussed above under "Holding Company Structure; Structural Subordination; Dividend Restrictions") and certain transactions and continuing service arrangements with affiliates. Regulation and supervision of each insurance subsidiary is administered by state insurance commissioners who have broad statutory powers with respect to the granting and revoking of licenses, approvals of premium rates, forms of insurance contracts and types and amounts of business which may be conducted in light of the policyholders' surplus of the particular company. The statutes of most states provide for the filing of premium rates and such rates may be disapproved if they are found to be excessive, inadequate or unfairly discriminatory. The determination of rates is based on various factors, including acquisition costs, engineering and loss and loss adjustment expense experience. The failure to obtain, or delay in obtaining, the required approvals could have an adverse impact on the operations of the Company's insurance subsidiaries.

          The nature and extent of regulations pertaining to the business the Company writes outside of the U.S. varies considerably. Regulations cover various financial and operational areas including such matters as amount and type of reserves, currency, policy language, repatriation of assets and compulsory cessions of reinsurance.

          Insurance regulatory authorities require property and casualty insurers to maintain a reasonable ratio between net premiums written and total capital and surplus. Accordingly, a property and casualty insurance company's volume of net premiums written is limited by the amount of its capital and surplus. In the absence of mitigating factors, a ratio of 3 to 1 or less is considered acceptable by most regulatory authorities. Hartford Steam Boiler's historical ratio has been well within this range. Nevertheless, adverse underwriting experience, significant losses in its investment portfolio or changes in statutory accounting principles could have a material negative impact on Hartford Steam Boiler's surplus to policyholders.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

          So long as no Event of Default under the Junior Subordinated Indenture (a "Debenture Event of Default") has occurred or is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of the Floating Rate per annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Company Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of Company Common Stock related to the issuance of Company Common Stock or rights under any of the Company's or its subsidiaries' benefit plans for their directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of the Floating Rate, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Exchange Capital Securities--Distributions" and "Description of Exchange Junior Subordinated Debentures--Option To Extend Interest Payment Period."

          Should an Extension Period occur, a holder of Capital
     Securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust for
     United States federal income tax purposes, which will be allocated but not distributed, to holders of record of any Capital Securities. As a result during such an Extension Period, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

          The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred beneficial interests in the Issuer Trust) may be more volatile than the market prices of other securities on which original discount accrues that are not subject to such deferrals.

     TAX EVENT--SHORTENING OF MATURITY OR REDEMPTION

          Upon the occurrence and during the continuation of a Tax Event, the Company has the right, if certain conditions are met,
     (i) to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than April 15, 2012 or (ii) to redeem the Junior Subordinated Debentures in whole (but not in part) prior to July 15, 2007 and within 90 days following the occurrence of such Tax Event and therefore cause a mandatory redemption of the Capital Securities before July 15, 2007. Any such redemption shall be at a price equal to the Redemption Price (as defined in "Description of Exchange Capital Securities--Redemption").

          See "--Possible Tax Law Changes Affecting the Capital Securities" below for a discussion of previous legislative proposals. The adoption of similar legislation could give rise to a Tax Event,which may permit the Company to shorten the maturity of the Junior Subordinated Debentures, resulting in the shortening of the maturity of the Capital Securities or which may permit the Company to cause a redemption of the Capital Securities prior to July 15, 2007. Prospective investors should be aware that the Company's exercise of its right to shorten the maturity of the Junior Subordinated Debentures will be a taxable event to holders of Capital Securities if the Junior Subordinated Debentures are treated as equity for purposes of United States federal income taxation before the maturity is shortened. See "Description of Exchange Capital Securities--Conditional Right to Shorten Maturity or Redeem upon a Tax Event" and "Description of Exchange Junior Subordinated Debentures--Conditional Right to Shorten Maturity upon a Tax Event."

          "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

          The holders of all of the outstanding Common Securities have the right at any time to terminate the Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Issuer Trust, subject to the Property Trustee having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of Exchange Capital Securities--Liquidation Distribution Upon Termination."

     MARKET PRICES

          There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Junior Subordinated Debentures."

     RIGHTS UNDER THE GUARANTEE

          First Chicago will act as the trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Capital Securities. First Chicago will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee and First Chicago (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer Trust:
     (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
     (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Issuer Trust has funds on hand available therefor at such time and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust after payment of creditors of the Issuer Trust as required by applicable law. The Guarantee is subordinate as described under "--Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures." The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Debenture Events of Default" and "Description of Exchange Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

     LIMITED VOTING RIGHTS

          Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures and the Guarantee. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee and the holders of all of the Common Securities may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust. See "Description of Exchange Capital Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors."

     CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

          The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Issuer Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

          The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities Description of Exchange Capital Securities Voting Rights; Amendment of the Declaration."

          The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by October 13, 1997 and declared effective by December 12, 1997, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement has been filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

     ABSENCE OF PUBLIC MARKET

          The Original Capital Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Issuer Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Company and the Issuer Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

          If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Company and its subsidiaries, and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

          Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Issuer Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

          Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

     POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

          On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law which would, among other things, generally treat as equity, for federal income tax purposes, certain debt obligations, such as the Junior Subordinated Debentures, that were issued on or after the date of "first committee action" (the "Clinton Proposal"). The Junior Subordinated Debentures were issued prior to the date of first committee action. The Clinton Proposal was not included in the tax legislation signed into law by President Clinton on August 5, 1997. There can be no assurance, however, that similar legislation enacted in the future will not adversely affect the tax treatment of the Junior Subordinated Debentures, which could result in the redemption of the Junior Subordinated Debentures by the Company and the distribution of the resulting cash in redemption of the Capital Securities or a shortening of the maturity of the Capital Securities. See "Description of Exchange Junior Subordinated Debentures Redemption" and "Description of Exchange Capital Securities Redemption." See also "Certain Federal Income Tax Consequences Possible Tax Law Changes."

     EXCHANGE OFFER PROCEDURES

          Subject to the conditions set forth under "The Exchange Offer Conditions to the Exchange Offer," delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
     (i) certificates for Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined under "The Exchange Offer Acceptance for Exchange and Issuance of Exchange Capital Securities") if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Issuer Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

          Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."


                              HSB GROUP, INC.

     GENERAL

          HSB Group, Inc. is a newly formed holding company which owns directly or indirectly, a number of insurance and engineering service subsidiaries which specialize in insuring against losses from accidents to boilers, pressure vessels and mechanical and electrical machinery and equipment, and in providing related engineering services. HSB Group's operations are divided into three industry segments insurance, engineering services and investments.

          The most significant subsidiary of the Company is Hartford Steam Boiler, an insurance company chartered under the laws of the State of Connecticut in 1866. Hartford Steam Boiler is the largest writer of equipment breakdown insurance in North America and is establishing a presence in the engineering insurance market outside of North America. In 1996, earned premiums for HSB Group's insurance products were $448.6 million, approximately
     81.7 percent of the revenues of HSB Group.

     EQUIPMENT BREAKDOWN INSURANCE

          Hartford Steam Boiler is the largest writer of equipment breakdown insurance in North America and is establishing a presence in the engineering insurance market outside of North America. Based on gross earned premium, Hartford Steam Boiler's U.S. market share, at approximately 40 percent, has remained fairly stable over the past ten years.

          Equipment breakdown insurance provides for the indemnification of the policyholder for financial loss resulting from destruction or damage to an insured boiler, pressure vessel, or other item of machinery or equipment caused by an accident. This financial loss can include the cost to repair or replace the damaged equipment (property damage), and product spoilage, lost profits and expenses to avert lost profits (business interruption) stemming from an accident. This heavy emphasis on loss prevention historically has had the dual effect of increasing underwriting and inspection expenses, while reducing loss and loss adjustment expenses. In this regard, the Company distinguishes itself from other insurance suppliers by providing a high level of loss prevention, failure analysis and other engineering services with its insurance products. An important ancillary benefit for the policyholder is that the inspection performed by the Company's inspector on a boiler, pressure vessel, or other piece of equipment, as part of the insurance process, is normally accepted by state and other regulatory jurisdictions for their certification purposes. Without a certificate of inspection by the insurance carrier or another inspection agency, policyholders cannot legally operate many types of equipment.

          The Company also writes all risk property insurance for risks with significant machinery and equipment exposures, in addition to its more traditional boiler and machinery products. The all risk line is marketed to customers with equipment and machinery exposures, such as electric utilities, where sophisticated engineering services are important to loss prevention and control.


     ENGINEERING AND INSPECTION SERVICES

          Separate divisions of the Company's Engineering Department provide quality assurance services, training for nondestructive testing, inspections to code standards of the American Society of Mechanical Engineers (ASME), ISO certification services and other specialized consulting and inspection services related to the design and application of boilers, pressure vessels, and many other types of equipment for domestic and foreign equipment manufacturers and their customers. The Company is the largest Authorized Inspection Agency for ASME codes in the world. In addition, the Company's Engineering Department focuses on researching and developing potential new products and services, and new markets for current services. In 1996, net engineering services revenues were $55.8 million, approximately 10.2 percent of the Company's revenues.

     STRATEGY; RECENT HISTORY

          The Company's strategy is to maintain its market share in North America and expand overseas through leveraging its engineering expertise in assessing and managing risk to provide insurance products. The Company is a multi-national company operating in North American, European, and Asian markets. Currently, the Company's principal market is the United States. However, the Company seeks to become a stronger competitor in international markets as it believes that there is significant opportunity for profitable growth overseas. In 1996 the revenues and pre-tax income associated with operations outside of the United States were approximately 18.9 percent and 28.3 percent, respectively. Identifiable assets associated with operations outside of the United States are approximately 23.1 percent of the consolidated amount. The Company conducts it business in Canada through its subsidiary, The Boiler Inspection and Insurance Company of Canada. Insurance for risks located in countries other than the United States and Canada is written by HSB Engineering Insurance Limited (HSB EIL). In December 1994, the Company purchased the remaining 50% interest in HSB EIL's parent company, Engineering Insurance Group (EIG) from General Reinsurance Corporation.

          Effective December 1, 1996 the Company increased its membership participation in Industrial Risk Insurers ("IRI") from 14 percent to 23.5 percent. IRI is a voluntary, unincorporated joint underwriting association, comprised of property casualty insurance members, which provides property insurance for "highly protected risks" larger manufacturing, processing, and industrial businesses which have invested in protection against loss through the use of sprinklers and other means. The Company has increased its share because it believes that participation in the IRI is an opportunity to apply the Company's underwriting, engineering and reinsurance skill sets to a large block of business and to potentially provide a quick turnaround of IRI's underwriting results with only a limited capital outlay.

          In January 1996, the Company completed the formation of Radian International with Dow to provide environmental, engineering, information technology, remediation and strategic chemical management services to industries and governments world-wide. In connection with the formation of the new company, the Company contributed substantially all of the assets of its wholly-owned subsidiary, Radian Corporation, and Dow contributed the assets of Dow Environmental, Inc., its wholly-owned subsidiary, as well as access to certain of its technologies which help support the businesses expected to be conducted by the joint venture company. Radian International currently is 40 percent owned by Radian Corporation and 60 percent owned by Dow Environmental Inc. In 1996, the Company's share of the joint venture's results are recorded as equity in Radian rather than consolidated with the Company's net engineering services revenue and other income statement accounts. The joint venture agreement with Dow provided HSB the option to put its share of the joint venture to Dow any time during the period from December 31, 1997 to December 31, 1998 upon giving appropriate notice. On July 28, 1997 the HSB Board of Directors ratified management's decision to put its share of Radian International to Dow on or about January 1, 1998 for approximately $145 million. This amount is not subject to any material adjustment due to the future operating results of Radian International; therefore this will result in a pre-tax gain of approximately $60 million. Due to this decision, the results of Radian International have been classified as discontinued operations. HSB's share of Radian International's results has been immaterial to the consolidated results during the first six months of 1997.

          The Company's principal executive offices are located at One State Street, Hartford, Connecticut 06102. The Company's telephone number is (860) 722-1866.

     CORPORATE STRUCTURE; NEWLY ORGANIZED HOLDING COMPANY

          The Company was recently incorporated to become the holding company of, and the direct owner of, Hartford Steam Boiler and certain of its subsidiaries.

          On June 24, 1997, (the "Effective Time"), each share of common stock outstanding of Hartford Steam Boiler immediately prior to the Effective Time was exchanged for one share of common stock of the Company. Each share of preferred stock of Hartford Steam Boiler outstanding immediately prior to the Effective Time was exchanged for one share of preferred stock of the Company (which series has substantially identical rights and preferences as Hartford Steam Boiler preferred stock) (the "Share Exchange") for the sole purpose of making the Company the holding company and sole stockholder of Hartford Steam Boiler and certain other subsidiaries.

          The holding company was formed in order to achieve greater operating and financial flexibility in connection with certain investments, business operations and financing activities. Holding company structures are frequently used when an organization conducts regulated and unregulated lines of businesses and are commonly found in the insurance industry.

          The consolidated financial position and consolidated results of operations of the Company are substantially identical to those of Hartford Steam Boiler immediately prior to the exchange. Complete pro forma and comparative financial information regarding the Company and its consolidated subsidiaries giving effect to the Share Exchange has not been included herein because immediately following the Effective Time of the Share Exchange, the consolidated financial statements for the Company was substantially the same as the consolidated financial statements of Hartford Steam Boiler immediately prior to the Share Exchange.


         SELECTED CONSOLIDATED FINANCIAL DATA AND OTHER INFORMATION

          The selected consolidated financial data set forth in the table below for each of the years in the five year period ended December 31, 1996 have been derived from Hartford Steam Boiler's consolidated financial statements and Hartford Steam Boiler's
     1996 Annual Report on Form 10-K/A, each of which is incorporated by reference herein. The Company is a newly formed company created for the purpose of making the Company the holding company and sole stockholder of Hartford Steam Boiler and certain other subsidiaries. The Share Exchange creating the new holding company structure was consummated on June 24, 1997. The consolidated financial position and consolidated results of operations of the Company are substantially identical to those of Hartford Steam Boiler immediately prior to the Share Exchange.
     See "HSB Group, Inc. Corporate Structure; Newly Organized Holding Company." The data presented for the six month periods ending
     June 30, 1997 and 1996 have been derived from unaudited consolidated financial statements included in the Company's Quarterly Report on Form 10-Q and Hartford Steam Boiler's Quarterly Report on Form 10-Q for such periods. The data presented for the periods ending June 30, 1997 and 1996 have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal, recurring accruals that the Company considers necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 1997. The selected financial data presented below should be read in conjunction with the Company's consolidated financial statements and notes thereto and other information appearing in Hartford Steam Boiler's 1996
     Annual Report on Form 10-K/A, and with the unaudited financial statements in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, each of which is incorporated herein by reference. All numbers have been restated to eliminate the effect of Radian International and reflect it as a discontinued operation.



                                                           Six months
                                                           ended June 30,                  Year ended December 31,

                                                           1997       1996     1996      1995      1994     1993       1992
                                                        ----------   ------  --------   ------    ------   ------     -----
                                                              (unaudited)

                                                                                 (in millions, except per share amounts)

Summary of Consolidated Statements of Operations
        Revenues:
          Insurance premiums.......................      $239.5     $221.3   $448.6    $ 389.1   $ 336.6     $ 349.2    $ 342.9
          Net engineering services(1)..............        29.7       26.8     55.8       49.9      48.0        46.0       49.4
          Income from investment operations........        20.7       21.9     44.4       31.7      34.9        55.4       62.8
          Total revenues(1)........................       289.9      270.0    548.8      470.7     419.5       450.6      455.1

          Income from continuing operations before
            income taxes and accounting changes....        43.5       34.6     72.9       72.2      61.3        12.8       66.7
          Income taxes.............................        11.3        8.2     18.3       19.5      16.8         1.7       14.2
          Income from continuing  operations before
            accounting changes ....................        32.2       26.4     54.6       52.7      44.5        11.1       52.5

          Income per common share from continuing
            operations before accounting changes ..        1.58        1.29     2.71       2.58      2.17         .54       2.52
          Dividends paid per common share..........        1.14        1.14     2.28       2.22      2.14        2.12       2.03
Summary of Consolidated Statements of Financial
        Position
          Total assets............................     $1181.2     $1025.6 $1,116.3    $ 954.1   $ 877.8     $ 857.6    $ 865.7
          Long-term borrowings and capital lease
            obligations. .........................        53.0        53.4     53.0       53.4      28.4        28.4       28.4
              Convertible redeemable preferred....        20.0         --      20.0         --        --          --         --
              Common..............................       349.5       343.7    345.6      341.1     299.5       324.7      374.3
              Per common share....................        17.71       16.98    17.25      16.81     14.67       15.80      18.05
              Common shares outstanding at end
                 of period(2) ....................        19.7        20.2     20.0       20.3      20.4        20.5       20.7
Insurance
           Operating gain (loss)..................    $   21.4    $    9.8  $  21.8    $  34.2   $  20.7     $ (26.4)  $    1.8
               Loss ratio.........................        43.0%       45.6%    45.6%      39.8%     42.5%       57.1%      50.3%
               Expense ratio......................        47.9%       49.5%    49.1%      50.9%     50.5%       50.5%      49.2%
               Combined ratio.....................        90.9%       95.1%    94.7%      90.7%     93.0%(3)   107.6%      99.5%
Engineering Services(1)
           Gross revenues.........................    $   29.7     $  26.8  $  55.8    $  49.9   $  48.3     $  47.6    $  50.2
           Subcontract & equipment resale costs...         ---        ---       --        ---         .3         1.6         .8
               Net revenues.......................        29.7        26.8     55.8       49.9      48.0        46.0       49.4
           Operating gain.........................         2.0         3.2      7.3        6.7       4.3         4.0        5.5
               Gross margin.......................         6.6%       12.0%    13.2%      13.3%      8.9%        8.4%      11.0%
               Net margin.........................         6.6%       12.0%    13.2%      13.3%      9.0%        8.7%      11.1%
Investments
           Net investment income..................    $   16.7     $  15.9  $  32.3    $  28.2   $  26.2     $  29.3    $  32.0
           Realized investment gains..............         4.0         6.0     12.1        2.8       8.7        26.1       30.8
           Income from investment operations......        20.7        21.9     44.4       31.0      34.9        55.4       62.8


     __________________
     (1) Effective June 30, 1997 Radian is identified as a discontinued operation and consequently is excluded from all periods presented.
     (2) Reflects the repurchase of approximately .3 million through June in 1997, .3 million shares in 1996, .1 million shares in 1995, .1 million shares in 1994, .2 million shares in 1993, and .3 million shares in 1992.
     (3) Excludes charge for Proposition 103. Had the $2.9 million charge been included, the expense ratio would have been 51.3% and the combined ratio would have been 93.8%.


                               HSB CAPITAL I

          The Issuer Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Company, as Depositor, First Chicago, as Property Trustee, and First Chicago (Delaware), as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The Issuer Trust's business and affairs are conducted by its trustees: First Chicago, as Property Trustee, and First Chicago, (Delaware) as Delaware Trustee. In addition, three individuals who are employees or officers of or affiliated with the holder of a majority of the Common Securities will act as administrators with respect to the Issuer Trust (the "Administrators"). The Administrators will be selected by the holders of the Common Securities. See "Description of Capital Securities Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire Junior Subordinated Debentures issued by the Company and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of the Issuer Trust.

          All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Trust Agreement resulting from a Debenture Event of Default under the Junior Subordinated Indenture, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital
     Securities Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Issuer Trust is One State Street, Hartford, Connecticut 06102, Attention: Corporate Secretary, and its telephone number is (860) 722-1866.

                     RATIO OF EARNINGS TO FIXED CHARGES
                 AND PREFERRED STOCK DIVIDEND REQUIREMENTS

          The ratio of earnings to fixed charges and preferred stock dividend requirements for the Company including its consolidated subsidiaries is computed by dividing earnings by fixed charges and preferred stock dividend requirements. Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, capitalized interest, one-third (the portion deemed representative of the interest factor) of net rents and expenses under long-term leases and preferred stock dividend requirements which consist of the pre-tax earnings which would be required to cover dividends required to be paid on the Company's majority-owned subsidiary's outstanding preferred stock. The following table sets forth the ratio of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated.

                                          SIX
                                         MONTHS
                                          ENDED         YEAR ENDED
                                         JUNE 30,       DECEMBER 31,
                                          1997     1996  1995  1994  1993  1992

     Ratio of Earnings to Fixed
        Charges . . . . . . . . . . . .    9.53    8.29  7.22  7.97  2.60  8.94

     Ratio of Earnings to Fixed Charges
         and Preferred Dividends  . . . .  8.13    8.29  7.22  7.97  2.60  8.94

     Pro forma Ratio of Earnings to
         Fixed Charges and
         Preferred Dividends and
         Capital Securities
         Dividends  . . . . . . . . . . .  5.34    5.09


                              USE OF PROCEEDS

          Neither the Company nor the Issuer Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Issuer Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

          The proceeds to the Issuer Trust (without giving effect to expenses of the offering payable by the Company) from the offering of the Original Capital Securities was $108,861,500.
     All of the proceeds from the sale of the Original Capital Securities were invested by the Issuer Trust in the Original Junior Subordinated Debentures. The Company intends that the net proceeds from the sale of the Original Junior Subordinated Debentures will be used for general corporate purposes which may include, without limitation, repurchases of the Company's common stock, funding investments in, or extensions of credit to, the Company's subsidiaries, repayment of outstanding indebtedness and maturing obligations, and financing possible future acquisitions. As of the date of this Prospectus, the Company has not entered into any material agreements or understandings with respect to any potential acquisition. The precise amount and timing of the application of such net proceeds used for these purposes will depend on market prices for the Company's common stock and the funding requirements and availability of other funds to the Company and its subsidiaries.

                               CAPITALIZATION

          The following table sets forth the consolidated capitalization of the Company and its subsidiaries as of June 30, 1997 as adjusted to give effect to the issuance of $110 million of Global Floating Rate Capital Securities by the Issuer Trust. The issuance of the Exchange Capital Securities in the Exchange Offer will have no effect on the capitalization of the Company. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated herein by reference.

                                                        JUNE 30, 1997
                                                        ($ IN MILLIONS)

                                                    ACTUAL  AS ADJUSTED

     Total Long Term Debt  . . . . . . . . . . . .   25.1    25.1
     Capital Lease . . . . . . . . . . . . . . . .   27.9    27.9
          Total Long Term Debt and Capital Lease     53.0    53.0
     Company Obligated Mandatorily Redeemable
          Capital Securities of Subsidiary
          Trust Holding Solely Junior  Subordinated
          Deferrable Interest Debentures of the
          Company(1)   . . . . . . . . . . . . . .          110.0
     Less Discount and Expenses Related to the
          Issuance of Mandatorily
          Redeemable Capital Securities(2) . . . .           (2.4)

     Convertible Redeemable Preferred Stock
          Series B . . . . . . . . . . . . . . . .   20.0    20.0
                                                    -----   -----
                                                     20.0   127.6
                                                    -----   -----
     Shareholders' Equity
          Common Stock . . . . . . . . . . . . . .   10.0    10.0
          Additional Paid In . . . . . . . . . . .   31.5    31.5

          Unrealized Investment Gains  . . . . . .   63.7    63.7
          Retained Earnings  . . . . . . . . . . .  249.2   249.2
          Benefit Plans  . . . . . . . . . . . . .  (4.9)   (4.9)
                                                    -----   -----
               Total Shareholders' Equity  . . . .  349.5   349.5
               Total Capitalization of the Company  422.5   530.1

     ______________
     (1) The sole assets of the Issuer Trust will be the Junior Subordinated Debentures. The Junior Subordinated Debentures held by the Issuer Trust will mature on July 15, 2027. The Company initially will own all of the Common Securities of the Issuer Trust. See "Accounting Treatment."
     (2) Includes discount of $1.1 million and underwriting, legal and other fees of $1.3 million.


                            ACCOUNTING TREATMENT

          For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Company, entitled "Company Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Deferrable Interest Debentures of the Company" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in the Company's consolidated statements of income.


                        RATING OF CAPITAL SECURITIES

          The Capital Securities have been assigned a rating of "A-" by Standard and Poor's Ratings Services and "A-" by Duff
     & Phelps Credit Rating Co. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by a assigning rating organization in the future if in its judgment circumstances so warrant.


                             THE EXCHANGE OFFER

     PURPOSE OF THE EXCHANGE OFFER

          In connection with the sale of the Original Capital Securities, the Company and the Issuer Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Issuer Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

          The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Issuer Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by October 13, 1997 and declared effective by December 12, 1997, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

          The Exchange Offer is not being made to, nor will the Issuer Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

          Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

          Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Issuer Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

          Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and Exchange Junior Subordinated Debentures have been registered under the Securities Act.

     TERMS OF THE EXCHANGE OFFER

          The Issuer Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $110,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Issuer Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $110,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $1,000 Liquidation Amount (one Capital Security).

          The Exchange Offer is not conditioned upon any minimum
     Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $110,000,000 aggregate
     Liquidation Amount of the Original Capital Securities is outstanding.

          Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk
     Factors Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

          If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

          Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " Fees and Expenses."

          NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY TRUSTEE OF THE ISSUER TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

     EXPIRATION DATE; EXTENSIONS; AMENDMENTS

          The term "Expiration Date" means 5:00 p.m., New York City time, on _______, 1997 unless the Exchange Offer is extended by the Company or the Issuer Trust (in which case the term
     "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

          The Company and the Issuer Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Issuer Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under " Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under " Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Issuer Trust to constitute a material change, or if the Company and the Issuer Trust waive a material condition of the Exchange Offer, the Company and the Issuer Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Company and the Issuer Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

          Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Issuer Trust may choose to make any public announcement and subject to applicable law, the Company and the Issuer Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

     ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL
     SECURITIES

          Upon the terms and subject to the conditions of the Exchange Offer, the Issuer Trust will exchange Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

          Subject to the conditions set forth under "--Conditions to the Exchange Offer," delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal,
     (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when certificates for Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

          The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC. See
     " Procedures for Tendering Original Capital Securities Book Entry Transfer." The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Issuer Trust and the Company may enforce such Letter of Transmittal against such participant.

          Subject to the terms and conditions of the Exchange Offer, the Company and the Issuer Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Issuer Trust gives oral or written notice to the Exchange Agent of the Company's and the Issuer Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Issuer Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities which will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Issuer Trust's acceptance for exchange of Original Capital Securities) or the Company and the Issuer Trust extend the Exchange Offer or are unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Issuer Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Issuer Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

          Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Original Capital Securities will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Issuer Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Issuer Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

     PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

          VALID TENDER

          Except as set forth below, in order for Original Capital Securities to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at one of the Exchange Agent's addresses set forth under " Exchange Agent" on or prior to the Expiration Date and either (i) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.

          Except as set forth below, in order for Original Capital Securities to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight courier at one of the Exchange Agent's addresses set forth under " Exchange Agent" on or prior to the Expiration Date and either (i) such Original Capital Securities must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) the guaranteed delivery procedures set forth below must be complied with. If less than all Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

          THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE BY MAIL, THE USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

          BOOK-ENTRY TRANSFER

          The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of Exchange
     Securities Description of Exchange Capital Securities Depositary Procedures") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Original Capital Securities. The Exchange Agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under " Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

          DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S
     PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

          Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

          Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

               (a)  such tenders are made by or through an Eligible
     Institution;

               (b) properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

               (c) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery.

          The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

          Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

          The Issuer Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Issuer Trust upon the terms and subject to the conditions of the Exchange Offer.

          Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Company and the Issuer Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Issuer Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Issuer Trust, be unlawful. The Company and the Issuer Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under " Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

          The interpretation by the Company and the Issuer Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Issuer Trust, any affiliates or assigns of the Company or the Issuer Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

          If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a Corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Issuer Trust, proper evidence satisfactory to the Company and the Issuer Trust, in their sole discretion, of such person's authority to so act must be submitted.

          A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust Company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

     RESALES OF EXCHANGE CAPITAL SECURITIES

          The Issuer Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Issuer Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Issuer Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Company or the Issuer Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and
     (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

          Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that
     (i) it is not an "affiliate" of the Company or the Issuer Trust,
     (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
     Act) of such Exchange Capital Securities. In addition, the Company and the Issuer Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Issuer Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Issuer Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Issuer Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Company or the Issuer Trust, or cause the Company or the Issuer Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under " Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Issuer Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

          In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Company or the Issuer Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Issuer Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Company or the Issuer Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Issuer Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     WITHDRAWAL RIGHTS

          Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under " Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Original Capital Securities, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in " Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under " Procedures for Tendering Original Capital Securities."

          All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Issuer Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Issuer Trust, any affiliates or assigns of the Company or the Issuer Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

     DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

          Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after October 15, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on January 15, 1998 will be entitled to receive Distributions accumulated from and after October 15, 1997.

     CONDITIONS TO THE EXCHANGE OFFER

          Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Issuer Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Issuer Trust within the meaning of Rule 405 under the Securities
     Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

          (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Issuer Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

          (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company or the Issuer Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company or the Issuer Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (d) the Company shall receive an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk that consummation of the Exchange Offer would result in interest payable to the Issuer Trust on the Junior
     Subordinated Debentures being not deductible by the Company for United States federal income tax purposes.

          If the Company or the Issuer Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Issuer Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     EXCHANGE AGENT

          The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

          By Mail:               Facsimile               By Hand or
          (Registered or         Transmissions:          Overnight
          Certified Mail         (Eligible               Delivery:
          recommended)           Institutions Only)      The First National
          The First National     (212) 240-8938          Bank of Chicago
          Bank of Chicago                                c/o First Chicago
          c/o First Chicago      To Confirm by           Trust Company of New
          Trust                  Telephone               York
          Company of New York    or for Information      14 Wall Street
          14 Wall Street         Call: (212) 240-8801    8th Floor, Window 2
          8th Floor, Window 2                            New York, New York
          New York, New York                             10005
          10005


          Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

     FEES AND EXPENSES

          The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

          Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

          Neither the Company nor the Issuer Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.


                   DESCRIPTION OF EXCHANGE SECURITIES

          The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the restrictions on transfer applicable to Original Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by October 13, 1997 and been declared effective by December 12, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by the time required by the Registration Rights Agreement, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

     DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

          The Exchange Capital Securities will represent preferred beneficial interests in the Issuer Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Issuer Trust. See " Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

          Whenever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. The Trust Agreement is available upon request from the Issuer Trustees.

          General. The Exchange Capital Securities will be limited to $110,000,000 aggregate Liquidation Amount outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under " Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Issuer Trust in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee Agreement executed by the Company for the benefit of the holders of the Exchange Capital Securities will be a guarantee on a subordinated basis with respect to the Exchange Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Exchange Guarantee."

          Distributions. The Exchange Capital Securities represent undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Exchange Capital Security will be payable at a variable annual rate equal to LIBOR plus .91% on the stated Liquidation Amount of $1,000, payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year (each a "Distribution Date"), to the holders of the Exchange Capital Securities at the close of business on the January 1, April 1, July 1, and October 1, as the case may be, next preceding the relevant Distribution Date. Distributions on the Exchange Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The amount of Distributions payable for any period will be computed on the basis of the actual number of days in the applicable Distribution period (which actual number of days shall include the first day but exclude the last day of such Distribution period) divided by 360. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except if such Business Day is in the next calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

          So long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Exchange Junior Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Exchange Capital Securities will be deferred by the Issuer Trust during any such Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum equal to LIBOR plus .91% on the stated Liquidation Amount of $1,000 thereof, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's or its subsidiaries' benefit plans for their directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Exchange Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Exchange Junior Subordinated Debentures Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences Interest Income and Original Issue Discount."

          The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Exchange Junior Subordinated Debentures.

          The revenue of the Issuer Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "Description of Exchange Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Issuer Trust will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Issuer Trust has funds legally available or the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Exchange Guarantee."

          Distribution Rate. LIBOR and the amount of Distributions payable in respect of each Distribution period will be calculated by First Chicago as Calculation Agent, in the same manner as LIBOR and the interest payable in respect of each interest payment period for the Exchange Junior Subordinated Debentures, as described under "Description of Exchange Junior Subordinated Debentures Determination of Interest Rate."

          Redemption. Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Exchange Junior Subordinated Debentures Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

          The Company has the right to redeem the Junior Subordinated Debentures (i) on or after July 15, 2007, in whole at any time or in part from time to time, or (ii) in whole (but not in part) prior to July 15, 2007 and within 90 days following the occurrence of a Tax Event. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of the Capital Securities and Common Securities.

          "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in The City of New York are authorized by law or executive order to remain closed, or
     (iii) a day on which the Property Trustee's corporate trust office or the corporate trust office of the Debenture Trustee is closed for business.

          "Like Amount" means (i) with respect to a redemption of Capital Securities, Capital Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Debentures, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Capital Securities and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Capital Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of the holder to whom such Junior Subordinated Debentures are distributed.

          "Liquidation Amount" means the stated amount of $1,000 per Capital Security.

          Payment of Additional Sums. In the event a Tax Event has occurred and is continuing and the Issuer Trust is the holder of all of the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior
     Subordinated Debentures.

          "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

          Redemption Procedures. Exchange Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Exchange Junior Subordinated Debentures. Redemptions of the Exchange Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also " Subordination of Common Securities."

          If the Issuer Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Exchange Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Exchange Capital Securities. With respect to Exchange Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Exchange Capital Securities called for redemption shall be payable to the holders of the Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Exchange Capital Securities so called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Exchange Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Exchange Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Exchange Guarantee as described under "Description of Exchange Guarantee," Distributions on such Exchange Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Exchange Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

          If less than all of the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption. The Property Trustee shall promptly notify the trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

          Conditional Right to Shorten Maturity or Redeem upon a Tax Event. If a Tax Event occurs then the Company shall have the right, prior to the termination of the Issuer Trust, (i) to shorten the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than April 15, 2012 (the action referred to in this clause (i) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Company experienced in such matters, after advancing the Stated Maturity, interest paid on the Junior Subordinated Debentures will be deductible for federal income tax purposes, or (ii) to redeem the Junior Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date. See "Description of Exchange Capital Securities Redemption" and "Description of Exchange Junior Subordinated Debentures General" and " Redemption".

          Holders of Capital Securities should consult their own tax advisors regarding the tax consequences to them of a Maturity Advancement.

          See "Certain Federal Tax Law Considerations--Possible Tax Law Changes" and "Risk Factors--Tax Event Shortening of Maturity or Redemption" and "--Possible Tax Law Changes Affecting the Capital Securities" for a discussion of previous legislative proposals. The adoption of similar legislation could give rise to a Tax Event, which may permit the Company to shorten the Stated Maturity of the Junior Subordinated Debentures or cause a redemption of the Capital Securities prior to July 15, 2007.

          Subordination of Common Securities. Payment of Distributions on, and the Redemption Price of, the Issuer Trust's Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

          In the case of any Event of Default resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of such Capital Securities will have the right to direct the Property Trustee to act on their behalf.

          Liquidation Distribution Upon Termination. The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures, subject to certain exceptions.

          The holders of all of the outstanding Common Securities have the right at any time to terminate the Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust, subject to (i) the Property Trustee having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

          Pursuant to the Trust Agreement, the Issuer Trust shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to terminate the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities); (iii) redemption of all of the Capital Securities as described under "Description of Exchange Capital Securities Redemption" or (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

          If an early termination occurs as described in clause (i),
     (ii) or (iv) above, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

          After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the Security Registrar for transfer or reissuance.

          If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

          There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

          Events of Default; Notice. Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Exchange Junior Subordinated Indenture (see "Description of
     Exchange Junior Subordinated Debentures Debenture Events of
     Default"); or

          (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

          (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause
     (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

          Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of Trust Securities and the Administrators, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

          If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Issuer Trust as described above. See " Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

          Removal of Issuer Trustees; Appointment of Successors. The holders of a majority in Liquidation Amount of Capital Securities may remove an Issuer Trustee for cause or, if an Event of Default has occurred and is continuing, with or without cause. Unless an Event of Default described in (i), (ii) or (iii) of the definition thereof or an event which with notice and/or lapse of time would constitute such an Event of Default (collectively, an "Issuer Trust Default") shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If an Issuer Trustee shall resign, be removed by the holder of Common Securities or the holder of Capital Securities, become incapable of acting as trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, (i) if an Issuer Trust Default has not occurred, or has occurred and is not continuing, the holder of the Common Securities, or (ii) if an Issuer Trust Default has occurred and is continuing, the applicable Issuer Trustee (unless a Debenture Event of Default has occurred and is continuing), or the holders of at least 25% in Liquidation Amount of Capital Securities, shall appoint a successor. If a successor has not been appointed, any holder of Capital Securities or Common Securities or the Property Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

          Merger or Consolidation of Issuer Trustees. Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

          Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust. The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holder of the Common Securities and with the consent of the Administrative Trustees, but without the consent of the holders of the outstanding Trust Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity is appointed possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment Company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
     (vii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of each holder of Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

          Voting Rights; Amendment of Trust Agreement. Except as provided below and under "Description of Exchange Guarantee-- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

          The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's status as a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act. Notwithstanding the foregoing, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

          So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture,
     (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

          Any required approval of holders of Exchange Capital Securities may be given at a meeting of holders of Exchange Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

          No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

          Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

          Form, Denomination, Book-Entry Procedures and Transfer. The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

          Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and such transfer shall be effective only when reflected in the securities register maintained by or on behalf of the Issuer Trust. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See " Exchange of Book-Entry Capital Securities for Certificated Capital Securities".

          Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities except in the limited circumstances described below. See " Exchange of Certificated Capital Securities for Book-Entry Capital Securities".

          Depositary Procedures. DTC has advised the Issuer Trust and the Company that DTC is a limited-purpose trust Company created to hold securities for its participating organizations (collectively. the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing Corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

          DTC has also advised the Issuer Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

          Investors in the Global Capital Securities may hold their interests directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see " Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and " Exchange of Certificated Capital Securities for Book-Entry Capital Securities".

          Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Issuer Trust Agreement for any purpose.

          Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Issuer Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Issuer Trust or the Company. Neither the Issuer Trust or the Company nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Issuer Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

          Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

          DTC has advised the Issuer Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

          The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Issuer Trust and the Company believe to be reliable, but neither the Issuer Trust nor the Company takes responsibility for the accuracy thereof.

          Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer Trust or the Company nor the Property Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

          Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Issuer Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Issuer Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

          Exchange of Certificated Capital Securities for Book-Entry Capital Securities. Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

          Payment and Paying Agency. Payments in respect of the Exchange Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Issuer Trust's Exchange Capital Securities are not held by DTC, such payments may be made, at the option of the Company, by check mailed to the address of the holder entitled thereto as such address shall appear on the Security Register or by wire transfer. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. In the event that the Property Trustee shall no longer be the Paying Agent, the Company, or if an Issuer Trust Default shall have occurred and be continuing, the Property Trustee shall appoint a successor (which shall be a bank or trust Company reasonably acceptable to the Administrators) to act as Paying Agent.

          First Chicago has informed the Issuer Trust that so long as it serves as paying agent for the Exchange Capital Securities, it anticipates that information regarding Distributions on the Capital Securities, including payment date, record date and redemption information, will be made available through First Chicago.

          Registrar and Transfer Agent. The Property Trustee will act as registrar and transfer agent for the Capital Securities.

          Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of its Capital Securities after such Capital Securities have been called for redemption.

          Information Concerning the Property Trustee. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

          For information concerning the relationship between First Chicago, the Property Trustee, and the Company, see "Description of Exchange Junior Subordinated Debentures Information Concerning the Debenture Trustee."

          Miscellaneous. The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment Company" required to be registered under the Investment Company Act or classified as an association taxable as a Corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

          Holders of the Capital Securities have no preemptive or similar rights.

          The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

     DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

          The Exchange Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, between the Company and the Debenture Trustee. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Junior Subordinated Indenture, a copy of which will be available from the Debenture Trustee upon request. Whenever particular defined terms of the Junior Subordinated Indenture (as supplemented or amended from time to time) are referred to herein, such defined terms are incorporated herein by reference.

          General. Concurrently with the issuance of the Exchange Capital Securities, the Issuer Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Original Junior Subordinated Debentures issued by the Company. The Exchange Junior Subordinated Debentures will bear interest, accruing from July 15, 1997, at the variable annual rate of LIBOR plus .91% on the principal amount thereof, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an "Interest Payment Date"), commencing October 15, 1997, to the person in whose name each Exchange Junior Subordinated Debenture is registered at the close of business on the January 1, April 1, July 1 and October 1 next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the actual number of days in the applicable payment period (which actual number of days shall include the first day but exclude the last day of such payment period) divided by 360. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the variable rate per annum of LIBOR plus .91% on the principal amount thereof from the relevant payment date for such interest. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

          The Exchange Junior Subordinated Debentures will mature on the Stated Maturity.

          The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures. The Exchange Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Company for payments on the Exchange Junior Subordinated Debentures. See "HSB Group, Inc." The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See " Subordination."

          Determination of Interest Rate. First Chicago, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each quarterly interest period based on LIBOR determined as of two London Business Days (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to a quarterly interest period relating to an Interest Payment Date (in the following order of priority):

          (1) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

          (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBOR ("Reuters Page LIBOR") as of 11:00 a.m. (London time) on such Determination Date;

          (3) if such rate does not appear on Reuters Page LIBOR as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations;

          (4) if fewer than two such quotations are provided as requested in clause (3) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of 0.00001%) of such quotations; and

          (5) if fewer than two such quotations are provided as requested in clause (4) above, LIBOR will be LIBOR as determined on the previous Determination Date.

          If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBOR, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBOR, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

          Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable interest rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling Corporate Trust Administration at the Calculation Agent at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 (telephone (312) 407-4660).

          Option To Extend Interest Payment Period. So long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture at any time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Exchange Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the variable annual rate of LIBOR plus .91% on the principal amount thereof, compounded quarterly from the relevant payment date for such interest. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences Interest Income and Original Issue Discount."

          During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Exchange Junior Subordinated Debentures (other than
     (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and
     (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's or its subsidiaries' benefit plans for their directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Exchange Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee and the Debenture Trustee notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Property Trustee is required to give notice to any applicable self-regulatory organization or to holders of the Capital Securities of the record date or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

          Redemption. The Exchange Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after July 15, 2007, in whole or in part at any time or in part from time to time, or (ii) in whole (but not in part) prior to July 15, 2007, and within 90 days following the occurrence of a Tax Event (as defined under "Description of Exchange Capital Securities Redemption"), at a redemption price equal to 100% of the principal amount of the Exchange Junior Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to date of redemption. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Exchange Capital Securities.

          Conditional Right to Shorten Maturity upon a Tax Event. The maturity of the Exchange Junior Subordinated Debentures may be shortened at the option of the Company under the circumstances described under "Description of Exchange Capital Securities Conditional Right to Shorten Maturity or Redeem upon a Tax Event." Upon the exercise of the right to shorten the maturity of the Exchange Junior Subordinated Debentures, the Company will no longer have the right to redeem the Exchange Junior Subordinated Debentures prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of the Exchange Junior Subordinated Debentures.

          See "Certain Federal Income Tax Consequences Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to shorten the maturity of the Exchange Junior Subordinated Debentures.

          Additional Sums. If the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Exchange Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Issuer Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Company has covenanted in the Junior Subordinated Indenture that, if and so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) a Tax Event in respect of the Issuer Trust has occurred and is continuing, the Company will pay to the Issuer Trust such Additional Sums (as defined under "Description of Exchange Capital Securities Redemption").

          Registration, Denomination and Transfer. The Exchange Junior Subordinated Debentures will be registered in the name of the Issuer Trust. In the event that the Exchange Junior Subordinated Debentures are distributed to holders of Exchange Capital Securities, it is anticipated that the depositary arrangements for the Exchange Junior Subordinated Debentures will be substantially identical to those in effect for the Exchange Capital Securities. See "Description of Exchange Capital Securities Book Entry, Delivery and Form."

          Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause the Exchange Junior Subordinated Debentures to be issued in definitive registered form.

          Payments on Junior Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive registered form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer.

          The Exchange Junior Subordinated Debentures will be issuable only in registered form without coupons. Exchange Junior
     Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures, of any authorized denominations, of a like aggregate principal amount.

          Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as Security Registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

          In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

          Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

          Restrictions on Certain Payments; Certain Covenants of the Company. The Company has covenanted that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Exchange Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Exchange Junior Subordinated Debentures (other than
     (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and
     (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's or its subsidiaries' benefit plans for their directors, officers or employees), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Issuer Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture with respect to the Exchange Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

          The Company has covenanted in the Junior Subordinated Indenture, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer Trust, provided that certain successors which are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the Issuer Trust, except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to remain classified as a grantor trust and not as an association taxable as a Corporation for United States federal income tax purposes.

          Modification of Junior Subordinated Indenture. From time to time the Company and the Debenture Trustee may, without the consent of the holders of the Exchange Junior Subordinated Debentures, amend, waive or supplement the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Exchange Junior Subordinated Debentures or the holders of the Exchange Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act of 1939. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Exchange Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Exchange Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Exchange Junior Subordinated Debentures, or reduce the principal amount thereof or any premium payable upon redemption, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Subordinated Indenture, provided that, so long as any of the Exchange Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Exchange Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Exchange Capital Securities unless and until the principal of the Exchange Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

          Debenture Events of Default. The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures that has occurred and is continuing constitutes a Debenture Event of Default with respect to the Exchange Junior Subordinated
     Debentures:

          (i) failure for 30 days to pay any interest on the Exchange Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for a period of 90 days after there has been given, by registered or certified mail, to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

          The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal and accrued interest due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

          The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. Should the holders of such Junior Subordinated Debentures fail to waive any such past default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

          In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the accrued interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

          Enforcement of Certain Rights by Holders of Capital Securities. If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Exchange Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Exchange Capital Securities may institute a Direct Action. The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. The Company shall have the right under the Exchange Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

          The holders of the Exchange Capital Securities would not be able to exercise directly any remedies available to the holders of the Exchange Junior Subordinated Debentures other than those set forth in the preceding paragraph unless there shall have been an Event of Default under the Trust Agreement. See "Description of Exchange Capital Securities Events of Default; Notice."

          Consolidation, Merger, Sale of Assets and Other Transactions. The Junior Subordinated Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Exchange Junior Subordinated Debentures issued under the Junior Subordinated Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing;
     (iii) such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee; and (iv) certain other conditions as prescribed in the Junior Subordinated Indenture are met.

          The general provisions of the Junior Subordinated Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Exchange Junior Subordinated Debentures.

          Satisfaction and Discharge. The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest and Additional Sums to the date of the deposit or to the Stated Maturity, as the case may be, then the Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

          Subordination. The Exchange Junior Subordinated Debentures shall be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company. In the event that the Company shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Exchange Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Exchange Junior Subordinated Debentures.

          "Debt" means with respect to the Company, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed;
     (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities, arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) all indebtedness of the Company whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

          "Senior Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures; provided, however, that Senior Indebtedness shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries,
     (iii) Debt to any employee of the Company and (iv) any other debt securities issued pursuant to the Junior Subordinated Indenture.

          In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding, and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

          In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and premium, if any, and interest, if any, on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the principal of or interest on the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Junior Subordinated Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

          The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

          Governing Law. The Junior Subordinated Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

          Information Concerning the Debenture Trustee. The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

          First Chicago, Debenture Trustee, also serves as issuing agent with respect to certain negotiable certificates of deposit issued by the Company's subsidiaries. In addition, the Company and certain of its affiliates maintain deposit accounts and/or conduct other banking transactions with First Chicago.

          Covenant to Pay Trust Expenses. The Indenture provides that the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of the Capital Securities or other similar interests in the Issuer Trust of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. The obligation of the Company includes the payment of fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Issuer Trust, (iii) the retention of the Debenture Trustee, Issuer Trustee, Delaware Trustee, Property Trustee, the Calculation Agent and Administrative Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Capital Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company. The obligations to guarantee payment of such expenses of the Issuer Trust will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as Junior Subordinated Debentures.

     DESCRIPTION OF EXCHANGE GUARANTEE

          An Exchange Guarantee will be executed and delivered by the Company concurrently with the issuance by the Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Exchange Capital Securities. First Chicago will act as trustee ("Guarantee Trustee") under the Exchange Guarantee. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee Agreement, including the definitions therein of certain terms. A copy of the Exchange Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

          General. The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accrued and unpaid Distributions required to be paid on such Exchange Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Exchange Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate amount of the Liquidation Amount of $1,000 per Exchange Capital Security plus accrued and unpaid Distributions of the Exchange Capital Securities and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of Exchange Capital Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Exchange Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

          The Exchange Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Exchange Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

          If the Company does not make interest payments on the Exchange Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay Distributions on the Exchange Capital Securities and will not have funds legally available therefor. The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See " Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The payment of dividends by the Company's insurance company subsidiaries, including Hartford Steam Boiler, is limited under the insurance holding laws of each subsidiary's domicile. See "HSB Group, Inc." The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any other indenture that the Company may enter into in the future or otherwise.

          The Company has, through the Exchange Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

          Status of the Exchange Guarantee. The Exchange Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior
     Indebtedness of the Company in the same manner as the Exchange Junior Subordinated Debentures.

          The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

          The obligations of the Company under the Exchange Guarantee will rank pari passu with the obligations of the Company under any similar Guarantee Agreements issued by the Company on behalf of holders of preferred or capital securities issued by the Issuer Trust.

          Amendments and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of the Exchange Capital Securities in any material respect (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of the Exchange Capital Securities Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

          Events of Default. An event of default under the Exchange Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

          Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

          The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

          Information Concerning the Guarantee Trustee. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Exchange Guarantee, undertakes to perform only such duties as are specifically set forth in the Exchange Guarantee and, after default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of any Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

          For information concerning the relationship between First Chicago, the Property Trustee, and the Company, see "Description of Exchange Junior Subordinated Debentures Information Concerning the Debenture Trustee."

          Termination of the Exchange Guarantee. The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Exchange Capital Securities, upon full payment of the amounts payable upon liquidation of the Issuer Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

          Governing Law. The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.


         RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
             JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

     FULL AND UNCONDITIONAL GUARANTEE

          Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Issuer Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Exchange Guarantee." Taken together, the Company's obligations under the Exchange Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement, and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations under the Exchange Capital Securities. If and to the extent that the Company does not make payments on the Exchange Junior Subordinated Debentures, the Issuer Trust will not pay Distributions or other payments due on the Exchange Capital Securities. The Exchange Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions or other payments. In such event, the remedy of a holder of the Exchange Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions or other payments to such holder. The obligations of the Company under the Exchange Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

     SUFFICIENCY OF PAYMENTS

          As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Exchange Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Exchange Capital Securities and Common Securities, (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Exchange Capital Securities, (iii) the Company shall pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of its Exchange Capital Securities, and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

          Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with, and to the extent the Company has theretofore made or is concurrently on the date of such payment making, a payment under the Exchange Guarantee.

     ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

          A holder of any Exchange Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity.

          A default or event of default under any Senior Indebtedness of the Company would not constitute a default or an Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Exchange Junior Subordinated Debentures would constitute an Event of Default.

     LIMITED PURPOSE OF ISSUER TRUST

          The Issuer Trust's Exchange Capital Securities evidence an undivided beneficial interest in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in the Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of Junior Subordinated Debentures is that a holder of Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Issuer Trust (or from the Company under the Guarantee) if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

     RIGHTS UPON TERMINATION

          Upon any voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of the liabilities of creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Exchange Capital Securities Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Exchange Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of its Capital Securities), the positions of a holder of the Exchange Capital Securities and a holder of such Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     GENERAL

          The following is a summary of certain of the material United States federal income tax consequences of the exchange of Original Securities for Exchange Securities pursuant to the Exchange Offer. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders who purchased the Capital Securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax- exempt investors, persons that have a functional currency other than the U.S. Dollar or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     EXCHANGE OF CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES

          The exchange of Original Securities for Exchange Securities pursuant to the Exchange Offer should have no federal income tax consequences to holders. Such exchange should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Capital Securities and Exchange Junior Subordinated Debentures should not be considered to differ materially in kind or extent from the Original Capital Securities and the Original Junior Subordinated Debentures, respectively, and because the exchange will occur by operation of the terms of the Original Capital Securities and Original Junior Subordinated Debentures. Accordingly, the Exchange Junior Subordinated Debentures should have the same issue price as the Junior Subordinated Debentures, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange. Moreover, a holder that acquired an interest in the Original Junior Subordinated Debentures with either market discount or bond premium will hold an interest in the Exchange Junior Subordinated Debentures with the same amount of market discount or bond premium and will be required to include such market discount in or deduct such bond premium from their income in the same manner as on the Original Junior Subordinated Debentures. Holders are urged to consult their tax advisors regarding the applicability of the market discount and bond premium rules.

     CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

          In connection with the issuance of the Original Junior Subordinated Debentures, Skadden, Arps, Slate, Meagher & Flom LLP (''Skadden, Arps''), special tax counsel to the Company and Issuer Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Original Junior Subordinated Debentures held by the Issuer Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

     CLASSIFICATION OF HSB CAPITAL TRUST

          In connection with the issuance of the Original Capital Securities, Skadden, Arps rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Issuer Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income interest or original issue discount (''OID'') with respect to its allocable share of those Junior Subordinated Debentures.

     INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

          Under applicable Treasury regulations (the ''Regulations''), the Junior Subordinated Debentures will constitute variable rate debt instruments that will not be treated as issued with OID provided that stated interest is unconditionally payable at least annually. Under such Regulations, a ''remote'' contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Company believes that the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a holder of the Capital Securities should include in gross income such holder's allocable share of interest on the Junior Subordinated Debentures in accordance with such holder's method of tax accounting.

          Under the Regulations, if the Company exercised its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. In general, the amount of OID that would accrue during any quarter would be calculated as if interest on the Junior Subordinated Debentures were payable at a fixed rate equal to the value of LIBOR plus .91% at the time when the Company first exercised its option to defer an interest payment, increased or decreased to take into account the difference, if any, between that rate and any actual payment of stated interest during the quarter. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Company would not make any actual cash payments during an Extension Period.

          The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the
     "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

          Because income on the Capital Securities will constitute interest or OID, corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

     RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH

          Under certain circumstances, as described under "Description of the Capital Securities Liquidation Distribution Upon Termination," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities upon the liquidation of the Issuer Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures received in liquidation of the Issuer Trust would include the period during which the Capital Securities were held by such holder.

          Under certain circumstances, as described under "Description of the Capital Securities Redemption", the Junior Subordinated Debentures may be redeemed by the Company for cash and the proceeds of such redemption distributed by the Issuer Trust to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

     SALES OF CAPITAL SECURITIES

          A holder that sells Capital Securities will be considered to have disposed of all or part of the holder's pro rata share of the Junior Subordinated Debentures and will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, a holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a holder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debentures not previously included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

          Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a holder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures to the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

     CONDITIONAL RIGHT TO SHORTEN MATURITY

          Prospective investors should be aware that the Company's exercise of its right to shorten the maturity of the Junior Subordinated Debentures will be a taxable event to holders of Capital Securities if the Junior Subordinated Debentures are treated as equity for purposes of United States federal income taxation before the maturity is shortened. See "Description of Capital Securities Conditional Right to Shorten Maturity or Redeem upon a Tax Event," "Description of Junior Subordinated Debentures Conditional Right to Shorten Maturity or Redeem upon a Tax Event and "--Possible Tax Law Changes."

     POSSIBLE TAX LAW CHANGES

          On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed the Clinton Proposal which would, among other things, generally treat as equity, for federal income tax purposes, certain debt obligations, such as the Junior Subordinated Debentures, that were issued on or after the date of "first committee action". The Junior Subordinated Debentures were issued prior to the date of first committee action. The Clinton Proposal was not included in the tax legislation signed into law by President Clinton on August 5, 1997. There can be no assurance, however, that similar legislation enacted in the future will not adversely affect the tax treatment of the Junior Subordinated Debentures, which could result in the redemption of the Junior Subordinated Debentures by the Company and the distribution of the resulting cash in redemption of the Capital Securities or a shortening of the maturity of the Capital Securities. See "Description of Exchange Junior Subordinated Debentures Redemption" and "Description of Exchange Capital Securities Redemption."

     UNITED STATES ALIEN HOLDERS

          For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

          Under present United States federal income tax law: (i) payments by the Issuer Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided, that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Issuer Trust or its agent, under penalties of perjury, that it is not a United States Alien Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a ''Financial Institution''), and holds the Capital Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnished the Issuer Trust or its agent with a copy thereof; and
     (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

          Proposed Treasury regulations could affect the procedures to be followed by a United States Alien Holder in establishing such holder's status for purposes of United States federal withholding tax rules. The proposed regulations, if adopted in their current form, generally would be effective for payments made after December 31, 1997. Prospective purchasers should consult their tax advisors concerning the potential adoption of such regulations and their effect on an investment in the Capital Securities.

     INFORMATION REPORTING TO HOLDERS

          Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

     BACKUP WITHHOLDING

          Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a ''backup'' withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS on a timely basis.


          THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES AND THE EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.



                             CERTAIN ERISA CONSIDERATIONS

          Each fiduciary of a Plan should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

          Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

          Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Issuer Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

          Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Initial Purchasers that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by the Company.

          Certain transactions involving the Issuer Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust. For example, if the Company is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Company and the Issuer Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Company were considered to be a fiduciary with respect to the Issuer Trust as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrators), the optional redemption or acceleration of the Junior Subordinated Debentures could be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to seek to avoid such prohibited transactions, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Issuer Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee and will have certain powers with respect to the removal and replacement of the Property Trustee.

          The DOL has issued five PTCEs that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

          Because the Capital Securities may be deemed to be equity interests in the Issuer Trust for purposes of applying ERISA and
     Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91- 38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. See "Notice to Investors" herein.

          In order to delineate fiduciary responsibility appropriately, each investing Plan, by purchasing the Capital Securities, will be deemed to have (i) directed the Issuer Trust to invest in the Junior Subordinated Debentures and (ii) appointed First Chicago (an entity unaffiliated with and independent of the Issuer Trust) as Property Trustee under the Trust Agreement responsible for certain administrative functions with respect to the Capital Securities. The appointment of First Chicago as Property Trustee in the preceding sentence does not extend beyond the duties of First Chicago as Property Trustee set forth in the Trust Agreement and First Chicago expressly assumes no other fiduciary responsibilities to the Plan, including without limitation any duty with respect to the prudence or diversification of investments under the Plan.

          Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.


                          PLAN OF DISTRIBUTION

          Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 199 , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

          The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker- dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         VALIDITY OF SECURITIES

          The validity of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Company by Robert C. Walker, Senior Vice President and General Counsel of the Company and by Skadden, Arps, Slate, Meagher & Flom LLP as special counsel to the Issuer Trust. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP.

                                 EXPERTS

          The consolidated financial statements and schedules of Hartford Steam Boiler and consolidated subsidiaries included in the Company's Annual Report on Form 10-K as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and elsewhere in the Registration Statement, in reliance upon the report of Coopers & Lybrand LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



               NO PERSON HAS BEEN
          AUTHORIZED TO GIVE ANY
          INFORMATION OR TO MAKE ANY
          REPRESENTATIONS OTHER THAN
          THOSE CONTAINED IN THIS            $110,000,000
          PROSPECTUS, AND, IF GIVEN OR
          MADE, SUCH INFORMATION OR
          REPRESENTATIONS MUST NOT BE
          RELIED UPON AS HAVING BEEN         HSB CAPITAL I
          AUTHORIZED.  NEITHER THE
          DELIVERY OF THIS PROSPECTUS
          NOR ANY SALE MADE HEREUNDER        OFFER TO EXCHANGE ITS GLOBAL
          SHALL, UNDER ANY                   FLOATING RATE CAPITAL
          CIRCUMSTANCES, CREATE ANY          SECURITIES, SERIES B
          IMPLICATION THAT THERE HAS         (LIQUIDATION AMOUNT $1,000 PER
          BEEN NO CHANGE IN THE AFFAIRS      EXCHANGE CAPITAL SECURITY)
          OF THE COMPANY OR THE ISSUER       WHICH HAVE BEEN REGISTERED
          TRUST SINCE THE DATE HEREOF OR     UNDER THE SECURITIES ACT OF
          THAT THE INFORMATION CONTAINED     1933 FOR ANY AND ALL OF
          HEREIN IS CORRECT AS OF ANY        ITS OUTSTANDING
          TIME SUBSEQUENT TO ITS DATE.
          THIS PROSPECTUS DOES NOT
          CONSTITUTE AN OFFER TO SELL OR     GLOBAL FLOATING RATE
          THE SOLICITATION OF AN OFFER       CAPITAL SECURITIES, SERIES A
          TO BUY ANY SECURITIES OTHER        (LIQUIDATION AMOUNT $1,000 PER
          THAN THE SECURITIES DESCRIBED      ORIGINAL CAPITAL SECURITY)
          IN THIS PROSPECTUS OR AN OFFER     FULLY AND UNCONDITIONALLY
          TO SELL OR THE SOLICITATION OF     GUARANTEED, TO THE EXTENT
          AN OFFER TO BUY SUCH               DESCRIBED HEREIN, BY
          SECURITIES IN ANY
          CIRCUMSTANCES IN WHICH SUCH
          OFFER OR SOLICITATION IS           HSB GROUP, INC.
          UNLAWFUL.



                 TABLE OF CONTENTS

                                      PAGE         PROSPECTUS

          Available Information . . . .
          Incorporation of Certain
            Documents by Reference  . .
          Prospectus Summary  . . . . .
          Risk Factors  . . . . . . . .
          HSB Group, Inc.   . . . . . .
          Selected Consolidated
            Financial Data
            and Other Information . . .
          HSB Capital I . . . . . . . .
          Ratio of Earnings to Fixed
            Charges and Preferred
            Stock Dividend
            Requirements  . . . . . . .
          Use of Proceeds . . . . . . .
          Capitalization  . . . . . . .
          Accounting Treatment  . . . .
          Rating of Capital
            Securities  . . . . . . . .
          The Exchange Offer  . . . . .
          Description of Exchange
            Securities  . . . . . . . .
          Relationship Among the
            Exchange Capital
            Securities, the Exchange
            Junior Subordinated
            Debentures and the
            Exchange Guarantee  . . . .
          Certain Federal Income Tax
            Consequences  . . . . . . .
          Certain ERISA Considerations
          Plan of Distribution  . . . .
          Validity of Securities  . . .
          Experts . . . . . . . . . . .

                                                      , 1997



                                       PART II

                      INFORMATION NOT REQUIRED IN THE PROSPECTUS

     ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          HSB Group's Articles of Incorporation provide that HSB will indemnify directors to the fullest extent permitted under the law. The Connecticut Business Corporation Act ("CBCA") permits a corporation to indemnify its directors against liability (including judgments, settlements, penalties and fines) if such individual acted in good faith, reasonably believed that his or her conduct was in the corporation's best interests and, in the case of criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In a proceeding by or in the right of the corporation, the corporation may indemnify a director only for reasonable expenses, and may not indemnify a director who is adjudged liable to the corporation. Indemnification of such expenses is mandatory when a director is successful in the defense of any proceeding. The CBCA also permits a corporation to pay or reimburse the reasonable expenses incurred by a director who is a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) in advance of the final disposition of such action, suit or proceeding provided that (i) such director affirms in writing such director's good faith belief that the standard of conduct required under the statute has been met; (ii) such director furnishes a written undertaking to repay the corporation if it is ultimately determined that such standard has not been met; and (iii) a determination is made pursuant to the statute that the facts then known would not preclude indemnification under the statute. Provision for such advance of expenses in accordance with the CBCA is included in HSB Group's Articles of Incorporation. As permitted by the CBCA, HSB Group will continue to secure insurance which provides broader indemnification of directors than is required under the CBCA.


     ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     Exhibit


          4.1 Indenture of HSB Group, Inc. relating to the Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4 to HSB Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 001-13135))

          4.2  First Supplemental Indenture of HSB Group, Inc.
               (incorporated herein by reference to Exhibit 4 to HSB Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, l997 (File No. 001-13135))

          4.3  Form of Certificate of Exchange Junior Subordinated
               Debentures

          4.4  Certificate of Trust of HSB Capital I

          4.5 Amended and Restated Trust Agreement of HSB Capital Inc. (incorporated herein by reference to Exhbit 4 to HSB Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, l997 (File No. 001-13135))

          4.6  Form of Exchange Capital Security Certificate for HSB
               Capital I

          4.7 Form of Exchange Guarantee of HSB Group, Inc. relating to the Exchange Capital Securities

          4.8  Registration Rights Agreement

          5.1 Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP to HSB Group, Inc. as to legality of the Exchange Capital Securities to be issued by HSB Capital I

          5.2 Opinion and Consent of Robert C. Walker, Senior Vice President and General Counsel, of HSB Group, Inc. as to the Exchange Junior Subordinated Debentures and the Exchange Guarantee to be issued by HSB Group, Inc.

          8 Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP as to certain federal income tax matters

          12.1 Computation of ratio of earnings to fixed charges

          23.1 Consent of Coopers & Lybrand LLP

          23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

          23.3 Consent of Robert C. Walker, Senior Vice President and General Counsel of HSB Group, Inc. (included in Exhibit 5.2)

          23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8)

          24 Power of Attorney of certain officers and directors of HSB Group, Inc. (contained in, and incorporated herein by reference to, Page II-4 of this Registration Statement)

          25.1 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as trustee under the Indenture

          25.2 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as Property Trustee under the Amended and Restated Trust Agreement of HSB Capital I

          25.3 Form T-1 Statement of Eligibility of The First National Bank of Chicago under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of HSB Capital I

          99.1 Form of Letter of Transmittal

          99.2 Form of Notice of Guaranteed Delivery

          99.3 Form of Exchange Agent Agreement

     ITEM 22.  UNDERTAKINGS

          Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the HSB Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, in the State of Connecticut, on the 9th of October, 1997.

                                        HSB GROUP, INC.

                                        By: /s/ GORDON W. KREH
                                            _________________________
                                             Gordon W. Kreh
                                             President, Chief Executive
                                             Officer and Director


                            POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Walker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th of October, 1997.

          Signature                     Title

          /s/ GORDON W. KREH
          ____________________          Chairman of the Board, Chief
          Gordon W. Kreh                Executive Officer and Director

          /s/ SAUL L. BASCH
          ____________________          Senior Vice President, Treasurer
          Saul L. Basch                 and Chief Financial Officer
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)
          /s/ ROBERT C. WALKER
          ____________________          Senior Vice President and General
          Robert C. Walker              Counsel

          /s/ JOEL B. ALVORD
          ____________________          Director
          Joel B. Alvord

          /s/ RICHARD H. BOOTH
          ____________________          Director
          Richard H. Booth

          /s/ COLIN G. CAMPBELL
          ____________________          Director
          Colin G. Campbell

          /s/ RICHARD G. DOOLEY
          ____________________          Director
          Richard G. Dooley

          /s/ WILLIAM B. ELLIS
          ____________________          Director
          William B. Ellis

          /s/ E. JAMES FERLAND
          ____________________          Director
          E. James Ferland

          /s/ SIMON W. LEATHES
          ____________________          Director
          Simon W. Leathes

          /s/ LOIS DICKSON RICE
          ____________________          Director
          Lois Dickson Rice

          /s/ JOHN M. WASHBURN, JR.
          ____________________          Director
          John M. Washburn, Jr.

          /s/ WILSON WILDE
          ____________________          Director
          Wilson Wilde


                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, HSB Capital I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, in the State of Connecticut, on the 9th of October, 1997.

                                        HSB Capital I

                                        /s/ SAUL L. BASCH
                                        ______________________________
                                        By
                                        Saul L. Basch
                                        Administrative Trustee

                                        /s/ R. KEVIN PRICE
                                        _______________________________
                                        By
                                        R. Kevin Price
                                        Administrative Trustee

                                        /s/ ROBERT C. WALKER
                                        _______________________________
                                        By
                                        Robert C. Walker
                                        Administrative Trustee


                              EXHIBIT INDEX

      Exhibit                   Description

          4.1 Indenture of HSB Group, Inc. relating to the Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4 to HSB Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 001-13135))

          4.2 First Supplemental Indenture of HSB Group, Inc.(incorporated herein by reference to Exhibit 4 to HSB Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, l997 (File No. 001-13135))

          4.3  Form of Certificate of Exchange Junior Subordinated
               Debentures

          4.4  Certificate of Trust of HSB Capital I

          4.5 Amended and Restated Trust Agreement of HSB Capital I, (incorporated herein by reference to Exhibit 4 to HSB Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, l997 (File No. 001-13135))

          4.6  Form of Exchange Capital Security Certificate for HSB
               Capital I

          4.7 Form of Exchange Guarantee of HSB Group, Inc. relating to the Exchange Capital Securities

          4.8  Registration Rights Agreement

          5.1 Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP to HSB Group Inc. as to legality of the Exchange Capital Securities to be issued by HSB Capital I

          5.2 Opinion and Consent of Robert C. Walker, Senior Vice President and General Counsel, of HSB Group Inc. as to the Exchange Junior Subordinated Debentures and the Exchange Guarantee to be issued by HSB Group, Inc.

          8 Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP, as to certain federal income tax matters

          12.1 Computation of ratio of earnings to fixed charges

          23.1 Consent of Coopers & Lybrand LLP

          23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

          23.3 Consent of Robert C. Walker, Senior Vice President and General Counsel of HSB Group, Inc. (included in Exhibit 5.2)

          23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8)

          24 Power of Attorney of certain officers and directors of HSB Group, Inc. (contained in, and incorporated herein by reference to, Page II-4 of this Registration Statement)

          25.1 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as trustee under the Indenture

          25.2 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as Property Trustee under the Amended and Restated Trust Agreement of HSB Capital I

          25.3 Form T-1 Statement of Eligibility of The First National Bank of Chicago under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of HSB Capital I

          99.1 Form of Letter of Transmittal

          99.2 Form of Notice of Guaranteed Delivery

          99.3 Form of Exchange Agent Agreement